UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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The Stanley Works

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March 25, 2008

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of shareholders of The Stanley Works (“Stanley” or the “Company”) to be held at 9:30 a.m. on April 23, 2008, at the Stanley Center for Learning and Innovation, 1000 Stanley Drive, New Britain, Connecticut 06053 (see directions, on page 42 hereof).

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other important information about the Company that you should be aware of when you vote your shares.

The Board appreciates and encourages your participation. Whether or not you plan to attend the meeting, it is important that your shares be represented. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR REGISTER YOUR VOTE BY TELEPHONE OR ON THE INTERNET AT YOUR EARLIEST CONVENIENCE.

Very truly yours,

John F. Lundgren
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 25, 2008

To the Shareholders:

The Annual Meeting of shareholders of The Stanley Works will be held at the Stanley Center for Learning and Innovation, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 23, 2008, at 9:30 a.m. for the following purposes:

(1)	To elect three directors to the Board of Directors of The Stanley Works.

(2)	To approve Ernst & Young LLP as independent auditors for the year 2008.

(3)	To vote on a shareholder proposal urging the Board of Directors to take the necessary steps to require that all members of the Board of Directors be elected annually.

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on February 29, 2008 are entitled to vote at the meeting and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 23, 2008: This Proxy Statement together with the Form of Proxy and our Annual Report are available free of charge by clicking on “SEC Filings” under the Investor section of the Company’s website (www.stanleyworks.com).

Bruce H. Beatt
Secretary

THE STANLEY WORKS

1000 Stanley Drive

New Britain, Connecticut 06053

Telephone: 860-225-5111

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS APRIL 23, 2008

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Stanley Works, a Connecticut corporation, to be voted at the 2008 Annual Meeting of shareholders, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. No business may be transacted at the Annual Meeting other than the business specified in the notice of the Annual Meeting, business properly brought before the Annual Meeting at the direction of the Board of Directors, and business properly brought before the Annual Meeting by a shareholder who has given notice to the Company’s Secretary that was received after November 28, 2007 and before December 28, 2007. No such notice has been received. Management does not know of any matters to be presented at the Annual Meeting other than the matters described in this proxy statement. If, however, other business is properly presented at the Annual Meeting, the proxy holders named in the accompanying proxy will vote the proxy in accordance with their best judgment.

This Proxy Statement, the accompanying notice and the enclosed proxy card are first being mailed to shareholders on or about March 25, 2008.

ITEM 1—ELECTION OF DIRECTORS

At the 2008 Annual Meeting, the shareholders will elect three directors to the Board of Directors. The nominations to the Board of Directors are set forth below. Those elected as directors will serve until the Annual Meeting of shareholders indicated and until the particular director’s successor has been elected and qualified.

The Board of Directors unanimously recommends a vote FOR the nominees.    If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, at the discretion of those named as proxies, for a substitute nominee.

Information Concerning Nominees for Election as Directors

CARLOS M. CARDOSO, Chairman of the Board, President and Chief Executive Officer of Kennametal, Inc. Mr. Cardoso joined Kennametal in 2003 and served as Vice President and Chief Operating Officer prior to assuming his current position in 2005. Prior to his tenure with Kennametal, Mr. Cardoso was President of the Pump Division of Flowserve Corporation from 2001 to 2003.

Mr. Cardoso is 50 years old and has been a director since October 2007. He is a member of the Corporate Governance Committee and the Compensation and Organization Committee.

If elected, Mr. Cardoso’s term will expire at the 2011 Annual Meeting.

ROBERT B. COUTTS, retired effective March 31, 2008, as Executive Vice President of the Lockheed Martin Corporation. Mr. Coutts served as Executive Vice President, Electronic Systems of Lockheed Martin from 1999 until he assumed his current position in September 2007. Prior to his tenure with Lockheed Martin, Mr. Coutts held senior management positions over a 20-year period with the General Electric Company and Martin Marietta Company. In addition, he is a director of K Hovnanian Enterprises, Inc.

Mr. Coutts is 57 years old and has been a director since July 2007. He is a member of the Corporate Governance Committee and the Finance and Pension Committee.

If elected, Mr. Coutts’ term will expire at the 2011 Annual Meeting.

MARIANNE MILLER PARRS, retired, served as Executive Vice President and Chief Financial Office of International Paper Company from November 2005 until the end of 2007; Executive Vice President with responsibility for Information Technology, Global Sourcing, Global Supply Chain—Delivery from 1999 to 2005; and also held other executive and management positions at International Paper since 1974. Ms. Parrs also serves on the boards of CIT Group Inc.; the Rise Foundation in Memphis, Tennessee; and the Leadership Academy in Memphis, Tennessee.

Ms. Parrs is 64 years old and has not previously served as a member of the Board of Directors. A third party search firm recommended Ms. Parrs to the Corporate Governance Committee, which subsequently recommended her for election to the Board.

If elected, Ms Parrs’ term will expire at the 2011 Annual Meeting.

Information Concerning Directors Continuing in Office

JOHN G. BREEN, retired, served as Chairman of The Sherwin-Williams Company from April 1980 to April 2000; he had been Chief Executive Officer from 1979 to 1999. He is a director of MTD Holdings Inc. and Goodyear Tire & Rubber Company. He also is a Trustee of John Carroll University and of University Hospitals Health Systems.

Mr. Breen is 73 years old and has been a director since July 2000. He is Chair of the Audit Committee and a member of the Executive Committee and the Finance and Pension Committee.

Mr. Breen’s term will expire at the 2010 Annual Meeting.

VIRGIS W. COLBERT, retired, served as Executive Vice President, Miller Brewing Company from 1997 to 2005; Senior Vice President-Worldwide Operations from 1995 to 1997; Vice President Operations from 1993 to 1995; and also held other key leadership positions at Miller Brewing from 1979. Mr. Colbert continues to serve as a Senior Advisor to Miller Brewing. In addition, he is a director of The Manitowoc Company, Inc., Sara Lee Corporation, and Merrill Lynch and Co. Inc.

Mr. Colbert is 68 years old and has been a director since July 2003. He is Chair of the Compensation and Organization Committee and a member of the Corporate Governance Committee and the Executive Committee.

Mr. Colbert’s term will expire at the 2010 Annual Meeting.

EILEEN S. KRAUS, retired, served as Chairman, Fleet Bank, Connecticut, a subsidiary of Fleet Boston Financial, from 1995 to 2000. She had been President, Shawmut Bank Connecticut, N.A., and Vice Chairman of Shawmut National Corporation since 1992; Vice Chairman, Connecticut National Bank and Shawmut Bank, N.A. since 1990; and Executive Vice President of those institutions since 1987. She is the lead director of Kaman Corporation, a director of Rogers Corporation, and chairman of the advisory board of Ironwood Mezzanine Fund I.

Mrs. Kraus is 69 years old and has been a director since October 1993. She is Chair of the Corporate Governance Committee and a member of the Audit Committee and the Executive Committee.

Mrs. Kraus’ term will expire at the 2009 Annual Meeting.

JOHN F. LUNDGREN, Chairman and Chief Executive Officer of The Stanley Works. Mr. Lundgren joined the Company March 1, 2004 after having served since 2000 as President—European Consumer Products, of Georgia Pacific Corporation. Formerly, he had held the same position with James River Corporation from 1995-1997 and Fort James Corporation from 1997-2000 until its acquisition by Georgia-Pacific.

Mr. Lundgren is 56 years old and has been a director since March of 2004. He is Chair of the Executive Committee.

Mr. Lundgren’s term will expire at the 2010 Annual Meeting.

LAWRENCE A. ZIMMERMAN, Executive Vice President and Chief Financial Officer of Xerox Corporation since June 2002. Prior to joining Xerox, Mr. Zimmerman held senior executive finance positions over a 31-year period with IBM. He is a director of Brunswick Corporation.

Mr. Zimmerman is 65 years old and has been a director since July 2005. He is a member of the Audit Committee and the Compensation and Organization Committee.

Mr. Zimmerman’s term will expire at the 2009 Annual Meeting.

Board of Directors

Meetings.    The Board of Directors met 5 times during 2007. The various Board committees met the number of times shown in parentheses: Executive (0), Audit (4), Corporate Governance (4), Finance and Pension (2), and Compensation and Organization (7). The members of the Board serve on the committees described in their biographical material on pages 1-3. Except for Messrs. Cardoso and Coutts, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which such director served. During 2007, Messrs. Cardoso and Coutts have attended all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which they serve that have been held since becoming members of the Board of Directors in October 2007and July 2007, respectively. Although the Company has no formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meetings, all members of the Board of Directors on that date attended the 2007 Annual Meeting. The Board of Directors has adopted Director Independence Standards which are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyworks.com. The Board of Directors has made the determination that all of its nominees and incumbent directors, except the Chairman, Mr. Lundgren, are independent according to the Board’s Independence Standards, the applicable rules of the Securities and Exchange Commission and as independence is defined in Section 303A of the New York Stock Exchange listing standards. It is the policy of the Board of Directors that every member of the Audit, Corporate Governance and Compensation and Organization Committees should be an independent director. The charters of each of these committees and the Board of Directors Governance Guidelines are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyworks.com or upon written request to The Stanley Works, 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations. Changes to any charter, the Board’s Independence Standards or the Corporate Governance Guidelines will be reflected on the Company’s website.

Executive Committee.    The Executive Committee exercises all the powers of the Board of Directors during intervals between meetings of the Board; however, the Executive Committee does not have the power to declare dividends or to take actions reserved by law to the Board of Directors.

Audit Committee.    The Audit Committee nominates the Company’s independent auditing firm, reviews the scope of the audit, approves in advance audit and non-audit services, and reviews with the independent auditors and the internal auditors their activities and recommendations, including their recommendations regarding internal controls and critical accounting policies. The Committee meets with the independent auditors, the internal auditors, and management, each of whom has direct and open access to the Committee. The Board of Directors has made the determination that all of the members of the Audit Committee are independent according to the Board’s Independence Standards, the applicable rules of the Securities and Exchange Commission and as independence is defined in Section 303A of the New York Stock Exchange listing standards. Directors who are not Committee members may attend any of the Committee’s meetings they wish to attend. The Board of Directors has determined that John G. Breen meets the requirements for being an Audit Committee Financial Expert as that term is defined in Item No. 407(d)(5) of Regulation S-K and that all members are financially literate under the current New York Stock Exchange listing standards. The Audit Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyworks.com.

Corporate Governance Committee.    The Corporate Governance Committee makes recommendations to the Board as to Board membership and considers names submitted to it in writing by shareholders as well as recommendations from third party search firms, current directors, company officers, employees and others. The Committee recommends directors for Board committee membership and committee chairs, and recommends director compensation. The procedures and processes followed by the Committee in connection with the consideration and determination of director compensation are described below under the heading “Director Compensation.” The Committee has taken the lead in articulating Stanley’s corporate governance guidelines and establishing a procedure for evaluating Board performance. The Committee also approves policy guidelines on charitable contributions. The Company’s By-Laws require that any director be a shareholder of the Company. While the Committee does not have specific minimum qualifications for potential directors, all director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates are considered in light of the entirety of their credentials. The Board of Directors has made the determination that all of the members of the Corporate Governance Committee are independent according to the Board’s Independence Standards, applicable rules of the Securities and Exchange Commission and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Corporate Governance Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website, www.stanleyworks.com.

Shareholders who wish to submit names to be considered by the Corporate Governance Committee for nomination for election to the Board of Directors should, as set forth in the Company’s By-Laws, send written notice to the Secretary of the Company to be received at its principal executive offices at least 90 days but no more than 120 days prior to the anniversary of the date on which the proxy statement was first mailed relating to the immediately preceding annual meeting of shareholders, which notice should set forth (i) the name and record address of the shareholder of record making such nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder or such other person, (iii) a description of all arrangements or understandings between such shareholder and any such other person or persons or any nominee or nominees in connection with the nomination by such shareholder, (iv) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to being named in the proxy statement for the annual meeting as a nominee and to serve as a director of the Company if so elected and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to make such nomination.

Compensation and Organization Committee.    The Compensation and Organization Committee, with the assistance of Exequity LLP, periodically conducts on-going evaluations of existing compensation programs. During 2007, the Committee held five (5) executive sessions to review the Company’s existing executive compensation programs. A representative from Exequity LLP was present at four (4) of those executive sessions and no management employees participated in executive sessions relating to compensation arrangements for our Chief Executive Officer. The Committee also administers the Company’s executive compensation plans. The procedures and process followed by the Compensation and Organization Committee in connection with the consideration and determination of executive compensation are described below under the heading “Executive Compensation.” The Board of Directors has made the determination that all of the members of the Compensation and Organization Committee are independent according to the Board’s Independence Standards, applicable rules of the Securities and Exchange Commission and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Compensation and Organization Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website, www.stanleyworks.com.

Finance and Pension Committee.    The Finance and Pension Committee advises in major areas concerning the finances of the Company and oversees the Company’s administration of its qualified and non-qualified defined contribution and defined benefit retirement plans. The Board of Directors has made the determination that all of the members of the Finance and Pension Committee are independent according to the Board’s Independence Standards, applicable rules of the Securities and Exchange Commission and as independence is defined in Section 303A of the New York Stock Exchange listing standards.

Compensation.    Stanley pays its directors who were not employees of the Company or any of its subsidiaries an annual retainer and pays an additional fee to those non-employee directors who serve as committee chairs. The annual retainer fee paid to such directors in 2007 was $75,000 and the annual fee for committee chairs was $10,000. Non-employee directors may defer any or all of their fees in the form of Stanley Common Stock or as cash accruing interest at the five-year treasury bill rate; a director is required to defer his or her fees, in the form of Stanley Common Stock, so long as he or she owns fewer than 7,500 shares. Stanley also grants its non-employee directors Restricted Stock Units with dividend equivalent rights pursuant to the Company’s Restricted Stock Unit Plan for Non-Employee Directors (the “Director RSU Plan”). These Awards are fully vested at the time of grant and entitle each recipient to a cash payment equal to the market value of a share of Stanley stock at the time of settlement plus accrued dividends from the date of grant. The settlement date is the date specified by the director as the date, or dates, on which distributions are to be made following the date on which the director ceases to be a director of the Company. Distributions may be made in a single lump sum in the first year following the termination of the director’s service or in up to ten equal annual installments, at the election of the director. On April 25, 2007, each non-employee director of the Company received 2,000 Restricted Stock Units with dividend equivalent rights pursuant to the Director RSU Plan.

Executive Sessions and Communications with the Board.    The chairpersons of the committees of the Board of Directors preside over executive (non-management) meetings of the Board on a rotating basis. Shareholders or others wishing to communicate with said chairpersons, the Board generally, or any specific member of the Board of Directors may do so by mail, addressed to The Stanley Works, c/o Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053 or by calling The Stanley Works Ethics Hotline, an independent toll-free service at 1-800-424-2987 (extension 53822).

Business Conduct Guidelines.    The Company has adopted a worldwide set of Business Conduct Guidelines applicable to all of its directors, officers and employees and a code of ethics for the CEO and senior financial officers. Copies of these documents are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyworks.com or otherwise upon request addressed to The Stanley Works, 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Director Continuing Education.    The Company regularly provides directors with continuing education on a variety of topics. In 2007, subjects covered with Board members included a report on shareholder activism, which was presented by an investment banking firm; a presentation on officer and director liability and the related insurance implications; and a presentation on the Company’s compliance and ethics program. In addition, the Company provided all directors with a subscription to Agenda, a weekly publication that focuses on governance issues of interest to directors of public companies.

Related Party Transactions.    Pursuant to the Company’s Business Conduct Guidelines, employees, officers and directors are required to bring any potential conflict of interest, including any proposed Related Party transaction involving a Related Person as that term is defined in Item 404(a) of Regulation S-K, to the attention of the General Counsel. The General Counsel obtains the facts to determine whether a conflict or potential conflict exists and determine the appropriate action in consultation with appropriate members of management. Where a proposed transaction involves a Related Person as that term is defined in Item 404(a) of Regulation S-K, the General Counsel discusses the reasons for the transaction with appropriate members of management. In the event management believes it is in the best interest of the Company to proceed with the transaction, the proposed transaction is brought to the attention of the Board for its review and approval.

Compensation Committee Interlocks and Insider Participation.    The following persons served as members of the Compensation and Organization Committee during 2007: Carlos M. Cardoso, Virgis W. Colbert, Emmanuel A. Kampouris, Kathryn D. Wriston, Lawrence A. Zimmerman.

Security Ownership of Certain Beneficial Owners

No person or group, to the knowledge of the Company, owned beneficially more than five percent of the outstanding common shares as of February 29, 2008, except as shown in this table. In addition, as of February 29, 2008, Citibank, N.A. owned of record 11.11% of the outstanding common shares as Trustee under the Stanley Account Value (401(k)) Plan for the benefit of the plan participants.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class
Common Stock $2.50 par value	Barrow, Hanley, Mewhinney & Strauss, Inc. 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	10,286,331 (6,319,886 sole power to vote or direct the vote; 3,966,445 shared power to vote or direct the vote; 10,286,331 sole power to dispose or direct the disposition)	12.86%

Common Stock $2.50 par value	FMR Corp. 82 Devonshire Street Boston, MA 02109	6,971,302 (59,394 sole power to vote or direct the vote; 6,971,302 sole power to dispose or direct the disposition)	8.48%

Security Ownership of Directors and Officers

No director, nominee or executive officer owns more than 1% of the outstanding common shares. As of February 29, 2008, the executive officers and directors as a group owned beneficially approximately 2.4% of the outstanding common shares. The following table sets forth information as of February 29, 2008 with respect to the shareholdings of the directors, nominees, each of the executive officers named in the table on page 16, and all directors, nominees, and executive officers as a group (except with respect to (a) the Supplemental Account Value Plan shares shown within footnote 3 below and (b) the shares shown in footnotes 2 and 4 below, the beneficial owner of the shares shown for the most part has sole voting and investment power):

Name	Common Shares Owned		Percent of Class Owned
John G. Breen	23,260	(1)(2)	*
Stillman B. Brown	32,000		*
Carlos M. Cardoso	266	(2)	*
Virgis W. Colbert	10,166	(1)(2)	*
Robert B. Coutts	577	(2)	*
Hubert W. Davis, Jr.	133,112	(1)(3)	*
Emmanuel A. Kampouris	19,000	(1)	*
Eileen S. Kraus	38,991	(1)(2)	*
James M. Loree	565,206	(1)(3)(4)	*
John F. Lundgren	534,105	(1)	*
Donald R. McIlnay	104,200	(1)(3)	*
Marianne Miller Parrs	0		*
Thierry Paternot	150,000	(1)	*
Kathryn D. Wriston	28,500	(1)	*
Lawrence A. Zimmerman	7,197	(2)	*
Directors and executive officers as a group (21 persons)	1,915,669	(1)(2)(3)(4)	2.4%
*	Less than 1%
(1)	Includes shares which may be acquired by the exercise of stock options as follows: Mr. Breen, 3,000; Mr. Colbert, 2,318; Mr. Davis, 102,500; Mr. Kampouris, 6,000; Mrs. Kraus, 15,500; Mr. Loree, 437,500; Mr. Lundgren, 418,750; Mr. McIlnay, 66,250; Mr. Paternot, 150,000; and Mrs. Wriston, 15,500; and all directors and executive officers as a group, 1,393,568.
(2)	Includes the share accounts maintained by Stanley for those of its directors who have deferred their director fees as follows: Mr. Breen, 14,260; Mr. Cardoso, 266; Mr. Colbert, 7,848; Mr. Coutts, 577; Mrs. Kraus, 21,683; Mr. Zimmerman, 3,697; and all directors as a group, 48,331.
(3)	Includes shares held as of February 29, 2008 under Stanley’s savings plans (Account Value Plan and Supplemental Account Value Plan respectively), as follows: Mr. Davis, 967/1,167; Mr. Loree, 1,167/3,653; Mr. McIlnay, 3,953/686; and all executive officers as a group, 23,737/15,296.
(4)	Includes restricted share unit accounts maintained by Stanley as follows: Mr. Loree, 80,000; and all executive officers as a group, 85,875.

Audit Committee Report

In connection with the December 29, 2007 financial statements, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61; (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors the independent auditors’ independence. Based upon these reviews and in reliance upon these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Audit Committee

John G. Breen (Chair)

Stillman B. Brown

Eileen S. Kraus

Lawrence A. Zimmerman

Compensation and Organization Committee report

The Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation and Organization Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

Compensation and Organization Committee

Virgis W. Colbert (Chair)

Carlos M. Cardoso

Emmanuel A. Kampouris

Kathryn D. Wriston

Lawrence A. Zimmerman

Executive Compensation

Compensation Discussion and Analysis

The Company’s primary objective with respect to executive compensation is to design a reward system that will align executives’ compensation with the Company’s overall business strategies, create a common interest with the Company’s shareholders, and attract and retain highly qualified executives. The Compensation and Organization Committee of our Board of Directors (the “Committee”) is responsible for developing and maintaining appropriate compensation programs for our executive officers, including our named executive officers. To enhance the Committee’s ability to perform these responsibilities and ensure a strong link between executive pay and performance, the Committee:

•	has retained its own independent compensation consultant to advise on executive compensation issues and plan design;

•

reviews detailed compensation “tally sheets” for each named executive officer that provide the Committee with a convenient reference for understanding each named executive officer’s total compensation. The tally sheets include the following information:

•	the annual compensation and benefit values that are being offered to each executive;

•	the value of all outstanding equity awards;

•	the accrued value of retirement benefits; and

•

the amount of the Company’s other obligations in the event the executive’s employment terminates under various circumstances, including death, disability, involuntary termination without cause, or in connection with a change in control of the Company.

•

discusses compensation matters with our Chief Executive Officer and other management representatives and periodically meets in executive session with its consultant but without management to evaluate management’s input; and

•	solicits comments from other Board members regarding its recommendations at regularly scheduled Board meetings.

The Company believes that overall executive compensation expenditure should be managed to the median of compensation packages for executives in similar positions and with similar responsibilities at manufacturing and services companies of comparable size. Targeting median practices within this community ensures that the Company is well positioned to attract and retain from within the relevant labor market the caliber of executive talent the Company seeks. In setting compensation for the executive officers, the Committee considers comparative market data delivered by its compensation consultant which reflects the consultant’s understanding of prevailing compensation levels in the manufacturing and services market. The consultant also provides information with respect to the compensation paid at the companies in the Company’s Peer Group, which in 2007 consisted of: American Standard Companies, Inc., The Black & Decker Corporation, Cooper Industries, Inc., Danaher Corporation, Illinois Tools Works, Inc., Ingersoll-Rand Company, Masco Corporation, Newell Rubbermaid Inc., Snap-On Incorporated, and The Sherwin-Williams Company. Information from the Peer Group is helpful because it reflects compensation practices within the limited community of organizations with which the Company competes directly for the sale of products and services. These separate but equally relevant data points create ranges of compensation values that the Committee references in using its judgment to set salary levels and incentive opportunities that are consistent with the Company’s overall objectives.

The Committee believes it is important that a significant portion of each executive officer’s compensation opportunity remain at risk with results. The Committee uses its judgment, based on input from management and the Committee’s compensation consultant, to align the degree of at risk pay with external market practices. As a result, the Company’s executive compensation programs are designed so that, at target levels of performance, approximately 50%–60% of an executive’s annual compensation (consisting of salary, short-term incentives and long-term incentives) is at risk with results. In general, the greater the executive’s responsibility, the higher the proportion of his or her compensation which is at risk. Annual cash incentives represent approximately 40% of at risk compensation, and long-term compensation (other than restricted stock units) represents approximately 60% of at risk compensation. The nature of the Company’s at risk pay is described more fully below under “Compensation Components.”

In 2007, the Committee reviewed the data provided by its compensation consultant that showed compensation expenditures for the Company’s executive officers, as a group, were conservatively positioned in relation to the Peer Group practices. The following table identifies that positioning insofar as it relates to base salary, target total cash (base salary plus target bonus), and target total compensation (target total cash plus the grant date value of long-term incentive awards).

	Base Salary	Target Total Cash	Target Total Compensation
Objective	Median	Median	Median
Actual Position	+0.6% ahead of Median	-7.4% behind Median	-13.4% behind Median

Compensation Components

Salaries

The Company believes that aggregate expenditures for executive base salaries should generally be managed to the median of salary expenditures incurred at the companies whose practices serve as the Company’s benchmark for pay comparison purposes. Managing to the market median facilitates the Company’s ability to compete in the market for the quality talent the Company looks to attract and retain. Individual base salaries may rise above or fall below the median for a particular position based on a number of factors. In general, base salaries may be above the median if, in the Committee’s view, a particular executive’s performance exceeded expectations, an executive takes on additional responsibilities, the executive has a significant tenure with the Company, or the executive has received a competing offer. Base salaries are reviewed at twelve to sixteen month intervals, and adjusted from time to time to realign salaries with market levels, individual performance and incumbent experience. The Committee also evaluates salaries relative to others within the Company and may, on occasion, make adjustments to salaries or other elements of total compensation, such as annual and long term bonus opportunities, where a failure to make such an adjustment would result in a compensation imbalance that the Committee deems inappropriate.

Performance-Based Annual Cash Incentives (MICP Awards)

Each of our executive officers participates in the Company’s Management Incentive Compensation Plan (“MICP”), which is designed to compensate executives and other managers based on achievement of annual corporate and divisional goals, as well as on achievement of individual goals (for those who are not named executive officers). Under the MICP, each participant has an opportunity to earn a threshold, target or maximum bonus amount that is contingent upon achieving the relevant performance goals. The particular performance goals are established during the first quarter of each calendar year and reflect those measures which the Company views as key indicators of successful performance. For 2007, the corporate goals consisted of sales growth, earnings per diluted share (EPS) and cash flow multiple (operating cash flow less capital expenditures divided by net earnings) and were weighted as follows: sales growth (20%); EPS (60%) and cash flow multiple (20%). The weighting of these goals was designed to establish the balance in results that the Company had deemed necessary for success for the 2007 fiscal year and, thereby, to appropriately focus management on achieving those results. In the case of divisional managers, additional performance goals were established with respect to divisional operating margin, fulfillment, and working capital management each of which was deemed by the Committee to be an important measure of divisional contribution to overall corporate success.

The specific targets relating to each of these performance goals are tied to the Company’s annual business plan and operating budget, each of which is approved by our Board of Directors at or prior to the time performance goals are set for our annual and long-term incentives. In setting these goals, the Committee considers management’s recommended performance objectives, the Company’s performance in the prior year, the annual plan and operating budget, and the nature of the Company’s operating environment. Once satisfied with the degree of difficulty associated with goal achievement, the Committee approves the targets for each performance cycle. As a general rule, the Committee seeks to establish goals such that the likelihood of missing the target is at least as high as the likelihood of achieving it based on reasonable assumptions and projections at the time of grant, though the Committee may establish the target goal at a higher or lower level in appropriate circumstances.

Criteria Used for Annual MICP Awards

With respect to fiscal year 2007, the annual award for each of Messrs. Lundgren, Loree and Davis was contingent solely on the achievement of corporate sales, EPS, and cash flow goals; for Messrs. McIlnay and Paternot seventeen and one-half percent of their annual award was contingent on the achievement of the corporate EPS goal and eighty-two and one-half percent was contingent on the achievement of performance goals relating to their particular divisions. The weighting of goals for divisional managers, including Messrs. McIlnay and Paternot, was designed to establish the balance in results that the Company deemed necessary for successful performance of the respective divisions while maintaining incentives for divisional managers also to consider and strive for the success of the Company as a whole. The table below identifies the blend of goals with respect to which MICP awards are earned for the Company’s named executive officers.

	Corporate			Division
	Sales	EPS	Cash Flow	Operating Margin	Stanley Fulfillment System	Working Capital
Lundgren	20%	60%	20%	—	—	—
Loree	20%	60%	20%	—	—	—
Davis	20%	60%	20%	—	—	—
McIlnay		17.5%		40%	25%	17.5%
Paternot		17.5%		40%	25%	17.5%

Awards under MICP for 2007.

Each of our named executive officers is extended a target bonus opportunity that is earned when overall achievement with respect to the performance goals equals 100%. The target bonuses are defined in terms of fixed percentages of the officer’s base salary, and they are representative of prevailing bonus opportunities in the benchmark community. Actual bonuses earned for the year can be as high as 200% of the target when results equal or exceed the performance maximum; they amount to just 50% of the target when the level of achievement equals the performance threshold. Bonuses are interpolated when performance results rest between threshold, target and maximum levels.

For 2007, our EPS from continuing operations was $4.00, which represented 103% of the target level; our sales growth was 12%, which represented 104% of the target level; and our cash flow multiple was 136% which represented 136% of target level. The following table illustrates how, as a result of these performance levels, Messrs. Lundgren, Loree and Davis earned bonuses equal to 170% of their target bonuses.

Goal	Results	Bonus Factor		Goal Weight		Target Bonus Earned
Sales	104%	200%	x	20%	=	40%
EPS	103%	150%	x	60%	=	90%
Cash Flow	136%	200%	x	20%	=	40%

Total						170%

Based on the corporate results discussed above and the results of their respective divisions, Messrs. McIlnay and Paternot earned annual bonuses equal to 101% and 115% of their target bonuses respectively. The following tables illustrate the formulation of their awards for 2007 results.

Goal	Results	Bonus Factor		Goal Weight		Target Bonus Earned
Mr. McIlnay
EPS (Corporate)	103%	150%	x	17.5%	=	26%
Operating Margin	98%	67%	x	40%	=	27%
Stanley Fulfillment System	133%	133%	x	25%	=	34%
Working Capital	98%	80%	x	17.5%	=	14%

Total						101%

Mr. Paternot
EPS (Corporate)	103%	125%	x	17.5%	=	22%
Operating Margin	105%	150%	x	40%	=	60%
Stanley Fulfillment System	100%	100%	x	25%	=	25%
Working Capital	86%	46%	x	17.5%	=	8%

Total						115%

Long-Term Incentives

The Company believes that the most effective means of maximizing long-term performance is to create an ownership culture among our executive officers. We implement this philosophy by granting stock-based awards under the Company’s long term incentive plan (“LTIP”). A portion of these awards vest based on continued employment and a portion vest on achievement of pre-determined performance goals. In each case, the awards are settled in shares of our common stock.

Time based awards are granted in the form of stock options and time-based restricted stock units (RSUs). The Company believes that by blending options and RSUs we replicate the stock-based award pattern that prevails in the Company’s Peer Group and in the external market generally. Our practice of granting a combination of stock options and RSUs also is economical because it takes fewer RSUs than stock options to deliver a target award value.

The portions of our awards that vest contingent on achievement take the form of performance-based RSUs. Performance based RSUs (“performance units”) are earned based on the achievement of pre-established corporate performance goals over a three-year performance period. One-half of the award is contingent on achieving stated levels in earnings per share (“EPS”) and one-half is based on targets relating to return on capital employed (“ROCE”). The ROCE computation for the LTIP performance targets is defined as net earnings divided by a two point average of capital employed; net earnings adds back after-tax interest expense and intangibles amortization, and capital employed represents debt plus equity less cash. The Company believes that measuring performance equally between EPS and ROCE provides appropriate incentives for management to optimize the principal financial drivers that generate shareholder return and that highlighting the importance of these measures by tying them to the performance based RSUs reinforces the Company’s quest for continued growth.

Performance goals are recommended by management based upon the Company’s historical performance, strategic direction, and anticipated future operating environment and are established during the first quarter of the performance cycle. The Committee considers management’s recommended performance goals, the Company’s performance to date and strategic direction, and the nature of the Company’s future operating environment and, once satisfied with the degree of difficulty associated with goal achievement, approves the targets for each performance cycle. As a general rule, the Committee seeks to establish goals such that the likelihood of missing the target goal is at least as high as the likelihood of achieving the target goal based on reasonable assumptions and projections at the time of grant, though the Committee may establish the target goal at a higher or lower level in appropriate circumstances. In order to ensure that the basis upon which management’s performance is measured remains consistent over a performance cycle, the Committee has the discretion to adjust the manner in which EPS and ROCE are determined at the end of each performance cycle to take into account certain non-recurring events (such as significant acquisitions and divestitures) during the performance cycle and the Company’s Total Shareholder Return versus its Peer Group. The Company intends that any adjustment of this type would ensure that the results are comparable to the originally established targets, such as for significant acquisitions or divestitures consummated after the performance goals were established, and would not constitute a modification of original performance targets established for the performance cycle.

For the 2005 to 2007 performance period, each of our named executive officers was extended the opportunity to earn shares contingent on the Company’s achievement with respect to EPS and ROCE goals. Each officer could earn the target number of shares for 100% overall goal achievement. As many as 200% of the target number of shares could be earned for overachievement, and as few as 50% of the target number of shares could be earned for threshold performance. The number of shares that could be earned by our named executive officers is displayed in the table below.

	Threshold	Target	Maximum
Mr. Lundgren	8,155	16,311	32,622
Mr. Loree	3,996	7,992	15,985
Mr. Davis	1,767	3,534	7,068
Mr. McIlnay	2,447	4,893	9,787

Reported earnings per diluted share for fiscal year 2007 were $4.00 from continuing operations, which represented a compounded annual growth rate of 12.5% over the three years, and ROCE, as defined above, was 16.9% for fiscal year 2007. As a result, Messrs. Lundgren, Loree, Davis and McIlnay earned performance units equal to 28,952; 14,186; 6,273 and 8,685 shares, respectively. Mr. Paternot did not receive an award for the 2005 to 2007 performance period as he was not an employee of the Company at the time those awards were granted.

With the exception of the performance award to Mr. Paternot for the 2006 through 2008 performance period, targets for the 2006 through 2008 and 2007 through 2009 performance periods were established in the manner described above. In order to satisfy French tax and legal requirements, Mr. Paternot’s award in 2006 was made in the form of a grant of performance-based restricted shares that will vest in three years only if the performance criteria are met over a three-year period. Mr. Paternot’s award was designed to provide appropriate incentives for him to integrate the Facom Tools business with Stanley’s existing industrial tools business in Europe and to generate growth in the combined business over the performance period. Consistent with that intention, the performance criteria for Mr. Paternot at the time of grant were based on performance goals established for the Company’s Facom Tools business and the European industrial tools business as a whole. As a result of recent changes to Mr. Paternot’s role with the Company however, which are more fully detailed under the heading “Executive Officer Agreements” on page 24, two-thirds of Mr. Paternot’s performance based restricted shares awarded in 2006 will vest if the performance criteria over the 2006-2008 period are met. In addition, such performance criteria for Mr. Paternot are now based on corporate performance goals consistent with our other named executive officers rather than the performance of the Company’s Facom Tools and European industrial tools business. The Committee determined that the changes to the terms of Mr. Paternot’s LTIP performance award were required to both ensure Mr. Paternot’s compensation is fairly aligned with the changes in his role with the Company and is consistent with the Company’s objectives for compensating its executive officers.

Timing of Stock Option and RSU Grants.    With the exception of grants made to French participants, annual grants of stock options and restricted stock units to our executive officers and other eligible employees are made at a regularly scheduled meeting of the Committee held during the fourth quarter of each year and the grant date is the date of that meeting. The grant date for grants to French participants is the first date on which grants may be made consistent with French legal and tax requirements following the date of the Committee meeting at which other annual grants are made and the grant price is the higher of the average of the high and low price of a share on the date of grant and 80% of the average opening price on the New York Stock Exchange for the 20 days preceding the date of grant. The Committee may also make occasional grants during the year and has delegated to the Company’s Chief Executive Officer the authority to make occasional “off cycle” grants to employees who are not executive officers of the Company. These grants are typically associated with promotions, acquisitions and hiring; the grant date for occasional grants is the date the grant authorization is signed by the Chief Executive Officer or a later date specified in the grant authorization. The grant price for all stock option grants other than those to French Participants is the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date of grant.

Special Bonus Program

In July, 2007, the Company issued to certain members of management and key employees awards pursuant to a special bonus program. The awards were approved by the Committee on May 23, 2007 under the Company’s 1997 Long-Term Incentive Plan. These awards can be earned independently of others that were extended to executive officers earlier in the year. The special award program provides senior managers the opportunity to receive stock, and other eligible participants the opportunity to receive cash in the event company-wide objectives relating to working capital turns and inventory turns are achieved by December 31, 2009 and the working capital turns objective is sustained for a period of at least six months. The Committee approved this program in the belief that the achievement of these goals will signal a material elevation in the Company’s overall performance standards, beyond that measured by reference to planned levels of EPS growth and ROCE, and that attainment of the working capital and inventory turn objectives will materially benefit the Company’s investors. In this regard, the Committee believes the likelihood of missing the goals is at least as high as the likelihood of achieving the goals. Bonuses will be distributed promptly following achievement of the established goals.

The performance goals that will provide the basis for determining bonus amounts have been approved by the Committee. The maximum award payable to our named executive officers is as follows: Mr. Lundgren, 10,000 shares of stock; Mr. Loree, 7,000 shares; Mr. McIlnay, 2,000 shares; and Mr. Davis, 2,000 shares. Mr. Paternot is not eligible to participate in this special bonus program.

Post-Termination Benefits

Retirement Benefits.    The Committee believes that it is important to offer the full complement of compensation and benefit programs that typify those extended to senior executives in the Company’s market for senior executive talent. Therefore, the Company has in effect various retirement programs, consisting of the

Stanley Account Value Plan; the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works; The Stanley Works Supplemental Executive Retirement Plan; and a CEO Make-Whole Retirement Arrangement for Mr. Lundgren. Mr. Loree is the only named executive officer who participates in The Stanley Works Supplemental Executive Retirement Plan. Each of these arrangements is described in more detail beginning on page 16 under the headings “Summary Compensation Table,” “Pension Benefits,” and “Non-Qualified Defined Contribution and Deferred Compensation Plans.” Mr. Paternot does not participate in any of these plans, but does participate in a retirement plan provided by his employer, Stanley Doors France SAS to its directors. Under that plan, Stanley Doors France and Mr. Paternot make contributions to a fund that is managed by an independent third party. Mr. Paternot would receive certain disbursements from that fund upon retirement. Stanley Doors France has no obligations with respect to that fund beyond the obligation to make contributions during the term of Mr. Paternot’s employment.

Employment and Change in Control Agreements; Severance Agreements.    For many years, the Company has followed the practice of entering into a written employment agreement with its Chief Executive Officer. Consistent with this practice, the Company entered into an employment agreement with John Lundgren in March, 2004. In negotiating the terms of that agreement, the Company considered Mr. Lundgren’s experience, his prior compensation, the compensation of his predecessor at the Company and, with assistance from its compensation consultant, the prevailing market practice for Chief Executive Officer compensation. The Committee has determined that Mr. Lundgren’s current salary and compensation package are at the median for Chief Executive Officers with similar responsibilities at comparable companies. A detailed description of Mr. Lundgren’s employment agreement is set forth under the heading “Executive Officer Agreements” on page 24.

Mr. Paternot served as the President of Facom S.A. prior to the Company’s acquisition of the Facom Tools business. In the course of its due diligence, the Company determined that Mr. Paternot’s continued employment would help ensure the success of the Facom business following the acquisition and the successful integration of that business with the Company’s existing industrial tools business in Europe. Mr. Paternot’s employment agreement therefore was negotiated as part of the negotiations to acquire the Facom Tools business and became effective upon the closing of the transaction on January 2, 2006. His compensation package was designed to be commensurate with the compensation provided by his previous employer and to provide appropriate incentives for him to integrate the Facom Tools business with the Company’s European Tools business and to remain with the Company for a minimum of three years. As a result of recent changes to Mr. Paternot’s role with the Company, his employment agreement has been amended along with commensurate changes to his compensation package to be more fairly aligned with the changes in his role with the Company and to be consistent with the Company’s objectives for compensating its executive officers. A detailed description of Mr. Paternot’s employment agreement, as amended, is set forth under the heading “Executive Officer Agreements” on page 24.

The Committee has determined that to be competitive with prevailing practices, it is important to extend special severance protection when employment is terminated as a result of a change in corporate control. As a result, the Company has entered into change in control agreements with certain members of senior management, including Messrs. Lundgren, Loree, Davis and McIlnay. In these agreements, the Company seeks to help foster retention by providing appropriate levels of severance protections to appropriate members of management based on prevailing market practices. The benefits that would be received by Messrs. Lundgren, Loree, Davis and McIlnay in the event of termination following a change in control are set forth under the heading “Termination and Change in Control Provisions” on page 25.

Perquisites

The Company does not believe it is necessary for the attraction or retention of management talent to provide our executives with a substantial amount of compensation in the form of perquisites. In 2007, the only perquisites provided to the Company’s executive officers were financial planning services, life and long term disability insurance, car allowance, home security system service and executive medical exams as more fully detailed on page 17.

Tax Deductibility Under Section 162(m)

Under Section 162(m) of the Internal Revenue Code, the Company may not be able to deduct certain forms of compensation in excess of $1,000,000 paid to any of the named executive officers that are employed by the Company at year-end. The Company believes that it is generally in the Company’s best interests to satisfy the requirements for deductibility under Section 162(m). Accordingly, the Company has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Company also believes there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

Minimum Stock Ownership Guidelines

In furtherance of the Company’s policy to create an ownership culture and because the Company believes it is important for executive officers and other senior employees to have a meaningful investment in Stanley, the Company has established guidelines for minimum stock ownership. These guidelines provide that over a five-year period commencing on the date of hire or promotion to a senior management position, stock ownership will reach the following minimum levels, expressed as a multiple of base salary: three times for the chief executive officer; two times for the Executive Vice President and Chief Financial Officer; and one time for other executive officers and certain other members of senior management. Consistent with this policy, awards to participants under the Company’s long term performance award program will be settled in shares of common stock that are subject to transferability restrictions to the extent that a participant does not hold the minimum ownership levels specified in the policy at the time of distribution of the award.

Hedging; Pledging

The Company’s Board of Directors has adopted a policy against hedging transactions and discouraging pledging transactions. Pursuant to the policy, hedging is not permitted and any officer, director or employee who wishes to pledge shares must obtain the prior approval of the General Counsel. A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.stanleyworks.com.

Forfeiture of Awards in the Event of Restatement

The Company’s Board of Directors has adopted a “recoupment” policy relating to unearned incentive compensation of executive officers. Pursuant to this policy, in the event our Board or an appropriate committee thereof determines that any fraud, negligence or intentional misconduct by an executive officer was a significant contributing factor to the Company having to restate all or a portion of its financial statements, the Board or committee will take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. Such actions may include requiring reimbursement of bonuses or incentive compensation paid to the officer after January 1, 2007, requiring reimbursement of gains realized upon the exercise of stock options, and cancellation of restricted or deferred stock awards and outstanding stock options. In determining what actions are appropriate, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud, negligence or intentional misconduct. A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.stanleyworks.com.

Summary Compensation Table

This table shows the compensation earned for service in all capacities during fiscal years 2007 and 2006 for Stanley’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total
John F. Lundgren,	2007	1,000,000	0	1,200,449	723,409	1,700,000	179,277	323,240	5,126,375
Chairman and CEO	2006	833,333	0	2,679,335	974,912	1,303,879	138,116	234,139	6,163,714

James M. Loree,	2007	580,000	0	534,507	499,116	788,800	165,883	163,149	2,731,455
Executive Vice President and CFO	2006	555,000	0	1,087,049	748,762	501,994	179,807	124,092	3,196,704

Hubert W. Davis, Jr.,	2007	351,250	0	174,496	126,113	346,800	0	103,410	1,102,069
Senior Vice President, Business Transformation	2006	340,000	0	406,248	207,150	221,659	0	102,240	1,277,297

Donald R. McIlnay,	2007	415,000	0	225,735	169,816	251,490	0	105,747	1,167,788
Senior Vice President and President, Industrial Tools Group and Emerging Markets	2006	401,250	0	569,754	152,386	160,307	0	67,923	1,351,620

Thierry Paternot,	2007	571,791	0	0	617,990	788,386	0	42,928	2,021,095
President, Stanley Tools-Europe	2006	628,400	0	95,291	1,072,500	743,555	0	18,799	2,558,545

Footnote to Column (a) of Summary Compensation Table

Mr. Paternot’s compensation is paid in Euros. For the fiscal year 2007, it has been converted into dollars using the average U.S. Dollar to Euro exchange rate for the twelve month period ending December 29, 2007 that was used in the preparation of the Company’s financial results for that period. That rate is 1.3723 U.S. Dollars per Euro. For the fiscal year 2006, it was converted into dollars using the average U.S. Dollar to Euro exchange rate for the twelve month period ending December 30, 2006 that was used in the preparation of the Company’s financial results for that period. That rate was 1.2568 U.S. Dollars per Euro.

Footnote to Column (e) of Summary Compensation Table

This column reflects the dollar amount associated with all outstanding restricted stock units and performance awards recognized for financial statement reporting purposes with respect to the fiscal years ended December 29, 2007 and December 30, 2006, respectively, in accordance with FAS 123(R). See footnote K of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures.

Footnote to Column (f) of Summary Compensation Table

This column reflects the dollar amount associated with all outstanding stock option awards recognized for financial statement reporting purposes with respect to the fiscal year ended December 29, 2007 and December 30, 2006, respectively, in accordance with FAS 123(R). See footnote K of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures.

Footnote to Column (g) of Summary Compensation Table

The dollar amounts set forth in this column reflect incentive compensation earned pursuant to the Company’s MICP for the applicable fiscal year, which for 2007 vested upon distribution in the first quarter of 2008 and for 2006 vested upon distribution in the first quarter of 2007.

Footnote to Column (h) of Summary Compensation Table

The following amounts included in this column are attributable to the following plans:

Increase in actuarial present value of Mr. Lundgren’s benefit under the CEO Make-Whole Retirement Arrangement for fiscal year 2007—$179,277. See the footnote to Column (b) of Pension Benefits Table on page 21 for the assumptions used in making this calculation. For fiscal year 2006, the increase in actuarial present value of Mr. Lundgren’s benefit under the CEO Make-Whole Retirement Arrangement was $138,116.

Increase in actuarial present value of Mr. Loree’s benefit under The Stanley Works Supplemental Executive Retirement Plan for fiscal year 2007—$165,883. See the footnote to Column (b) of Pension Benefits Table on page 21 for the assumptions used in making this calculation For fiscal year 2006, the increase in actuarial present value of Mr. Loree’s benefit under The Stanley Works Supplemental Executive Retirement Plan was $179,807.

Footnote to Column (i) of Summary Compensation Table

Consists of company contributions and allocations for Messrs. Lundgren, Loree, Davis and McIlnay under The Stanley Works Account Value Plan (matching and Cornerstone) and the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works (supplemental matching and supplemental Cornerstone), company contributions and allocations for Mr. Paternot to a defined contribution plan maintained by Stanley Doors France SAS that is tax-qualified under French law, and life insurance premiums, car allowance, cost of financial planning services and cost of annual physical, as set forth in the table below. Certain contributions for Mr. Lundgren will offset pension benefits as described on pages 21-22.

Name	Year	Defined Contribution Plans ($)	Insurance ($)	Car ($)	Financial Planning ($)	Home Security System ($)	Column (i) Total ($)
John F. Lundgren	2007	207,349	46,423	16,750	17,994	34,724	323,240
James M. Loree	2007	91,969	13,655	16,750	11,443	29,332	163,149
Hubert W. Davis, Jr.	2007	71,769	14,329	17,312	0	0	103,410
Donald R. McIlnay	2007	71,913	17,084	16,750	0	0	105,747
Thierry Paternot	2007	15,547	2,371	25,010	0	0	42,928

The Stanley Account Value Plan is a Section 401(k) retirement program that covers certain employees of Stanley and its U.S. affiliates who are subject to the income tax laws of the United States. The Plan features two accounts: the “Choice Account” and the “Cornerstone Account.”

The Choice Account offers eligible participants the opportunity for tax-deferred savings and, with respect to certain funds, a choice of investment options. For each calendar year, the Company provides a 50% match on the first 7% of pay contributed by a participant on a pre-tax basis for the year. Annual pay and the amount of elective contributions are subject to limits set forth in the tax law. Participants are permitted to direct the investment of all funds credited to their Choice Accounts. Matching allocations to the Choice Accounts are 100% vested once a participant has completed three years of service, but are not vested prior to the completion of three years of service.

The Cornerstone Account provides a “core” retirement benefit for certain participants. This account is 100% funded by separate allocations that are not dependent on contributions by participants. The Cornerstone Account is not subject to a participant’s investment direction. The regular allocation to a participant’s Cornerstone Account for a calendar year is based on the participant’s age on the last day of the calendar year and the participant’s pay (subject to limits set forth in the tax law) for each calendar quarter during the year (with pay recognized for a calendar quarter only if the participant has employment status on the last day of the calendar quarter) as follows:

Age	Allocation Amount (% of Pay)
Less than 40	3%
40 - 54	5%
55 and older	9%

Allocations to the Cornerstone Account are 100% vested once a participant has completed three years of service and are not vested prior to the completion of three years of service. In addition, regardless of years of service, a participant will become 100% vested in the total value of both the Choice Account and the Cornerstone Account if, while the participant is employed by the Company, the participant reaches age 65 or becomes totally and permanently disabled or dies. If a participant dies while employed by the Company, the total value of the participant’s accounts will be payable to his or her beneficiary.

The CEO Make-Whole Retirement Arrangement and The Stanley Works Supplemental Executive Retirement Plan are described on pages 21-22 under the heading “Pension Benefits.” The Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works is described on pages 22-23 under the heading “Non-Qualified Defined Contribution and Deferred Compensation Plans.”

The amounts under the Column entitled “Financial Planning” for Messrs. Lundgren and Loree include reimbursement for taxes owed with respect to such benefit in the amounts of $7,459 and $4,743, respectively.

Grants of Plan Based Awards Table 2007 Grants

This table sets forth information concerning equity grants to the Named Executive Officers during the fiscal year ended December 29, 2007 as well as the range of future payouts under non-equity incentive plans.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing price at Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)
John F. Lundgren	February 21, 2007	500,000	1,000,000	2,000,000
	March 30, 2007				9,045	18,090	36,179					$472,141
	July 23, 2007				0	4,740	10,000					$281,272
	December 10, 2007							18,750				$958,594
	December 10, 2007								75,000	$51.13	$51.14	$907,500

James M. Loree	February 21, 2007	232,000	464,000	928,000
	March 30, 2007				4,197	8,394	16,787					$219,080
	July 23, 2007				0	3,318	7,000					$196,891
	December 10, 2007							12,500				$639,063
	December 10, 2007								50,000	$51.13	$51.14	$605,000

Hubert W. Davis, Jr.	February 21,2007	102,000	204,000	408,000
	March 30, 2007				1,845	3,690	7,381					$96,307
	July 23, 2007				0	948	2,000					$56,254
	December 10, 2007							3,750				$191,719
	December 10, 2007								15,000	$51.13	$51.14	$181,500

Donald R. McIlnay	February 21, 2007	124,500	249,000	498,000
	March 30, 2007				2,252	4,504	9,009					$117,552
	July 23, 2007				0	948	2,000					$56,254
	December 10, 2007							3,750				$191,719
	December 10, 2007								15,000	$51.13	$51.14	$181,500

Thierry Paternot	February 21, 2007	343,075	686,150	1,029,225

Footnote to Columns (c), (d) and (e) of Grants of Plan-Based Awards Table

The amounts set forth in these columns are the threshold, target and maximum bonuses each of the named executive officers was eligible to receive pursuant to the Company’s MICP for the 2007 fiscal year. The bonuses earned, which were distributed during the first quarter of 2008 pursuant to the terms of the Plan, are set forth in Column (g) of the Summary Compensation Table.

Footnote to Columns (f), (g) and (h) of Grants of Plan-Based Awards Table

The performance awards identified in columns (f), (g) and (h) that were granted on March 30, 2007 cover the three year performance period that expires at the end of the Company’s 2009 fiscal year. Each performance award represents the right to receive the number of Stanley shares shown in the table, subject to the attainment of performance goals at the end of the performance period and continued employment. An award recipient must generally remain employed until the time of settlement of performance awards, but pro-rated awards will be paid if the performance goals are met and the participant’s employment terminates as a result of retirement, death or disability. One-half of the potential award is contingent on the achievement of earnings per share growth and one-half is contingent on the achievement of return on capital employed.

The number of performance shares granted on March 30, 2007 that each executive would be eligible to receive, set forth in columns (f), (g) and (h), were determined by multiplying the executive’s base salary as of January 1, 2007 by the applicable performance factor, which ranged from 30-50% in the case of threshold performance, 60-100% in the case of target performance and 120-200% in the case of maximum performance, and dividing the resulting number by the average of the high and low price of Stanley stock on the date of grant. Unless the Compensation Committee otherwise determines, no shares will be issued in respect of a performance goal unless threshold performance is achieved for that goal and the number of shares to be issued will be pro-rated in the event performance falls between threshold and target or target and maximum performance.

The performance awards identified in columns (f), (g) and (h) that were granted on July 23, 2007 were awarded pursuant to the Special Bonus Program described on page 13. These performance awards cover the performance period that expires on December 31, 2009. Each performance award represents the right to receive the number of shares shown in the table, subject to attaining the performance goals prior to the expiration of the performance period and sustaining that performance for at least six consecutive months, which can extend no later than June 30, 2010. An award recipient must generally remain employed until the time of settlement of performance awards, but pro-rated awards will be paid if the performance goals are met and the participant’s employment terminates as a result of retirement, death or disability. The potential award is contingent upon achievement of working capital and inventory turn objectives.

The number of performance shares granted on July 23, 2007 that each executive would be eligible to receive, set forth in columns, (f), (g) and (h), were approved by the Compensation Committee. Unless the Committee otherwise determines, no shares will be issued unless target performance is achieved and the number of shares to be issued will be pro-rated in the event performance falls between target and maximum performance.

Footnote to Column (i) of Grants of Plan-Based Awards Table

The restricted stock awards identified in this column are restricted stock units awarded on December 10, 2007 that will vest in four equal annual installments on each of the following four anniversaries of the date of grant.

Footnote to Column (j) of Grants of Plan-Based Awards Table

The stock options identified in this column are stock options granted on December 10, 2007 that will vest in four equal annual installments on each of the following four anniversaries of the date of grant.

Footnote to Column (k) of Grants of Plan-Based Awards Table

All stock option grants are made pursuant to Stanley’s 2001 Long Term Incentive Plan (the “2001 Plan”). The 2001 Plan, which has been approved by the Company’s shareholders, provides that the purchase price per share purchasable under an option shall not be less than the Fair Market Value of a share on the date of grant. The Plan defines the Fair Market Value of a share as the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date as of which fair market value is to be determined. The grant price may, therefore, be higher or lower than the closing price per share on the date of grant. The closing price per share on the date of grant is set forth in the column immediately adjacent to column (k).

Footnote to Column (l) of Grants of Plan-Based Awards Table

This column reflects the grant date fair value computed in accordance with FAS 123(R) of the stock option grants, restricted stock unit grants and performance awards identified in this table. See footnote K beginning of the Company’s report on Form 10-K for assumptions used in the valuation of these awards and related disclosures.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding stock options, option awards, and restricted stock unit awards held by the Named Executive Officers on December 29, 2007.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. F. Lundgren	187,500	62,500	—	38.99	3/1/2014
	112,500	37,500	—	41.43	10/15/2014
	37,500	37,500	—	47.29	12/12/2015
	18,750	56,250	—	51.14	12/11/2016
	0	75,000	—	51.13	12/10/2017
						91,140	4,411,281
								19,414	939,443
								13,568	656,556
								4,740	229,369
J. M. Loree	100,000	0	—	39.00	10/18/2011
	125,000	0	—	30.96	10/16/2012
	100,000	0	—	31.31	10/15/2013
	75,000	25,000	—	41.43	10/15/2014
	25,000	25,000	—	47.29	12/12/2015
	12,500	37,500	—	51.14	12/11/2016
	0	50,000	—	51.13	12/10/2017
						42,311	2,048,010
								9,344	452,156
								6,296	304,663
								3,318	160,558
H. W. Davis, Jr.	18,750	0	—	25.13	6/28/2010
	20,000	0	—	39.00	10/18/2011
	20,000	0	—	30.96	10/16/2012
	20,000	0	—	31.31	10/15/2013
	15,000	5,000	—	41.43	10/15/2014
	5,000	5,000	—	47.29	12/12/2015
	3,750	11,250	—	51.14	12/11/2016
	0	15,000	—	51.13	12/10/2017
						14,086	681,864
								4,126	199,657
								2,768	133,944
								948	45,874
D. R. McIlnay	25,000	0	—	24.88	10/3/2009
	12,500	0	—	30.96	10/16/2012
	5,000	5,000	—	39.74	1/23/2014
	7,500	7,500	—	41.43	10/15/2014
	7,500	7,500	—	47.29	12/12/2015
	3,750	11,250	—	51.14	12/11/2016
	0	15,000	—	51.13	12/10/2017
						17,123	828,969
								5,825	281,872
								3,378	163,461
								948	45,874
T. Paternot	100,000	50,000	—	48.32	2/8/2016
						—	—
								16,464	796,838

Footnote to column (c)

All of the options identified in column (c) expire 10 years from the date of grant; the grant date therefore can be determined by subtracting 10 years from the expiration date set forth in column (f). All of the option grants identified in column (c) that were made prior to October 15, 2003 vested in two installments: 50% vested on the third anniversary of the date of grant and 50% vested on the fifth anniversary of the date of grant. With the exception of the grant to Mr. Paternot, all of the options that were granted on or after October 15, 2003 vest in four equal annual installments on the first four anniversaries of the date of grant. In February 2006, Mr. Paternot was granted options to purchase 200,000 shares in connection with his employment arrangement. The terms of the grant to Mr. Paternot provided that fifty percent (50%) of the options would vest on the first anniversary of the date of grant, 25% would vest on the second anniversary of the date of grant, and 25% would vest on the third anniversary of the date of grant. In connection with the recent change to Mr. Paternot’s employment agreement discussed on pages 24-25, Mr. Paternot surrendered to the Company the last 25% (50,000) options that were scheduled to vest on the third anniversary of the date of grant.

Footnote to column (g)

The awards identified in this column are time vesting restricted stock units that had not yet vested plus performance awards for the performance period from 2005 through 2007 as described on pages 11-12. The performance awards vested upon distribution in the first quarter of 2008. With the exception of 20,000 RSUs granted to John Lundgren in December 2006 that will vest, subject to his continued employment, on December 11, 2011, the RSUs included in the totals set forth in this column were granted on December 12, 2005, December 11, 2006 and December 10, 2007 and vest in four equal annual installments beginning on the first anniversary of the date of grant. The number of such RSUs granted to each of the executives that had not vested as of December 29, 2007 was as follows: Mr. Lundgren: 9,375/14,063/18,750; Mr. Loree: 6,250/9,375/12,500; Mr. McIlnay: 1,875/2,813/3,750; and Mr. Davis: 1,250/2,813/3,750.

Footnote to column (i):

The awards identified in this column are performance awards for the 2006-2008 and 2007-2009 performance periods and awards issued under the Special Bonus Program for the performance period that ends December 31, 2009. The three year awards vest upon distribution, which will occur during the first quarter of the fiscal year immediately following the performance period, following release of the Company’s financial statements. The Special Bonus Program Awards vest upon distribution, which will occur no sooner than the first quarter and no later than the third quarter of 2010.

Option Exercises and Stock Vested During 2007 Fiscal Year

The following table provides information concerning option exercises and shares vesting for each named executive officer during the Company’s 2007 fiscal year.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
J. F. Lundgren	0	0	46,875	2,547,844
J. M. Loree	150,000	3,887,115	6,250	317,687
H. W. Davis, Jr.	37,500	1,200,328	1,562	79,286
D. R. McIlnay	132,500	3,731,151	1,875	95,307
T. Paternot	0	0	0	0

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the named executive officers, including years of service credited, under Stanley’s non-qualified defined benefit pension plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
J. F. Lundgren	CEO Make Whole Arrangement	4	3,304,077	0
J. M. Loree	Executive Retirement Program	8.5	1,336,998	0
H. W. Davis, Jr.	—	—	—	0
D. R. McIlnay	—	—	—	0
T. Paternot	—	—	—	0

Footnote to Column (b) of Pension Benefits Table

CEO Make-Whole Retirement Arrangement

In connection with Mr. Lundgren’s hiring in 2004, Stanley agreed to keep Mr. Lundgren whole in respect of the supplemental retirement benefit he would have reasonably expected to have received from his prior employer had he continued his employment with his prior employer and had his compensation increased at the rate of 5% per year. The prior employer’s supplemental retirement benefit provides for a normal retirement benefit, payable annually for life, equal to 50% of the greater of the average of the highest cash compensation paid in the four consecutive years during the last ten years of employment or the average of the last four years of cash compensation (“Average Compensation”). For purposes of calculating the benefits he would have received from the prior employer, it was assumed that Mr. Lundgren’s 2003 compensation of $1,037,192 with his prior employer would have increased at the rate of 5% per year.

The supplemental retirement benefit payable by Stanley to make Mr. Lundgren whole will be determined based on Mr. Lundgren’s Average Compensation upon retirement (i.e., $1,037,192 assuming a compound 5% annual increase), but will be reduced by 4% per year for each year by which Mr. Lundgren elects to receive the benefit prior to age 62. This amount will also be offset by any retirement benefits that Mr. Lundgren receives from his prior employer and by any retirement benefits that Mr. Lundgren accrues under Stanley plans that do not represent his elective contributions (e.g., 401(k) plan contributions). For purposes of applying these offsets, accrued retirement benefits will be treated as payable at the earliest date of eligibility and in the form of a single life annuity. At age 62, Mr. Lundgren will first be eligible to receive a single life annuity of approximately $124,000 from his prior employer. Based on the foregoing, if Mr. Lundgren continues in employment and retires from Stanley at age 65, he will be entitled to an aggregate annual retirement benefit from Stanley (inclusive of other retirement benefits provided by Stanley that do not represent his elective contributions) of $910,000, less $124,000 payable from his prior employer.

The Stanley Works Supplemental Executive Retirement Program

The Stanley Works Supplemental Executive Retirement Plan provides benefits on a non-qualified basis to certain executive officers of Stanley (“eligible employees”). An eligible employee becomes a participant in the plan upon the later of his 50th birthday or the completion of five years of service as an eligible employee (“pre-participation service”). Mr. Loree is the only named executive officer who is a participant in this plan. Under this plan, a participant will be entitled to receive a supplemental retirement benefit, before offsets, based on the following formula: 3% of average pay for each of the first five years of service; plus 2% of average pay for each of the next 15 years of service; plus 1% of pay for each of the next five years of service. For this purpose, average pay is equal to one-third of the participant’s highest total pay (salary and management incentive pay) for any consecutive 36-month period. A participant’s benefit will be reduced by the following offsets: (a) Cornerstone Account benefits payable under the Stanley Account Value Plan and the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works; (b) Social Security retirement benefits (with such benefits being determined and the offset being made when the participant has attained the earliest age at which he or she could retire and receive Social Security benefits, if the participant has terminated employment before reaching such age); and (c) Stanley-sponsored long-term disability benefits. Benefits become vested after a participant reaches age 54 and completes five years of pre-participation service, and will commence upon the participant’s termination of employment thereafter. Benefits will also become vested and commence if the participant becomes totally and permanently disabled after reaching age 50, or dies after reaching age 50. Benefits will be reduced by 0.167% for each month (i.e., 2% per year) that benefits commence prior to the participant’s attainment of age 60. The normal form of payment under the plan for a married participant is a 100% joint and survivor annuity with the participant’s spouse as the joint annuitant that is an actuarial equivalent of the plan benefit determined as single life annuity unless an election is made to receive an actuarial equivalent lump sum payment or the single life annuity. The normal form of payment under the plan for an unmarried participant is the plan benefit determined as a single life annuity unless an election is made to receive an actuarial equivalent lump sum payment.

Based on the foregoing, if Mr. Loree continues in employment and retires from Stanley at age 60, he will be entitled to an annual supplemental retirement benefit, (inclusive of other retirement benefits provided by Stanley) payable in the form of a 100% joint and survivor annuity, equal to $688,000. The estimated annual supplement retirement benefit is based upon annual assumptions; therefore, the estimated benefit may be more or less than disclosed in prior years if the actual pay increase differs from the assumed pay increase.

Footnote to Column (d) of Pension Benefits Table

The present value of the accumulated benefit of each named executive officer is based on the following assumptions: (i) that Mr. Lundgren will commence to receive benefits at age 62, the earliest age at which he can receive an unreduced benefit; (ii) that Mr. Loree will commence to receive benefits at the normal retirement age set forth in The Stanley Works Supplemental Executive Retirement Plan (age 60); (iii) the individual will not die or withdraw funds before retirement; (iv) the PPA 2008 Optional Combined mortality table; and (v) an interest rate of six and one quarters percent (6.25%).

Non-Qualified Defined Contribution and Deferred Compensation Plans

Participants in the Company’s Management Incentive Compensation Plan (“MICP”), including its executive officers, may defer receipt of annual awards pursuant to the MICP, provided the election to defer receipt is made in the calendar year prior to grant of the award. None of the Company’s named executive officers has elected to defer receipt of awards granted under the MICP.

The following relates to the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works, a non-qualified defined contribution plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
J. F. Lundgren	0	187,099	18,942	0	482,350
J. M. Loree	146,799	72,969	77,039	0	1,576,135
H. W. Davis, Jr.	70,624	43,770	21,497	0	584,422
D. R. McIlnay	24,771	43,913	5,824	0	242,753
T. Paternot	0	0	0	0	0

Footnote to column (a) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table

The compensation that may be deferred by employees and the amounts that may be credited to their accounts under the Stanley Account Value Plan, a tax-qualified 401(k) plan, are limited due to certain provisions of the Internal Revenue Code and the regulations. Stanley maintains the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works to provide executive officers and certain other employees with benefits that may not be provided under the Stanley Account Value Plan.

Pursuant to the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works, an eligible employee may elect to defer a portion of his or her compensation to be credited to a supplemental employee contributions account. The total amount deferred under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works, plus the amount the employee defers under the Stanley Account Value Plan, may not exceed 15% of his or her annual compensation. For this purpose, compensation includes salary, bonuses, foreign income earned as a Stanley employee, and amounts deferred or contributed at the election of the employee to the Stanley Account Value Plan or any other Company-sponsored plan under an arrangement described in Section 401(k) or 125 of the Internal Revenue Code. Matching allocations with respect to compensation that is deferred under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works are credited to the employee’s supplemental employer contributions account. Such allocations, plus the matching allocations made by the Company to the employee’s matching contributions account under the Stanley Account Value Plan, shall not exceed 3.5% of the employee’s annual compensation. Matching allocations credited to the supplemental employer contributions account are 100% vested once a participant has completed three years of service and are not vested prior to the completion of three years of service. In addition, supplemental basic Cornerstone allocations may be made to an employee’s supplemental employer contributions account.

Ordinarily, a participant receives a lump sum distribution of his or her total vested account balance under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works when he or she terminates employment, becomes totally and permanently disabled, or retires, and his or her beneficiary receives a lump sum distribution of his or her total vested account balance upon his or her death. Loans and in-service withdrawals are not permitted.

Cornerstone allocations credited to an employee’s supplemental employer contributions account are 100% vested once the employee has completed three years of service, and are not vested prior to the completion of three years of service.

The Company also provides a supplemental Cornerstone allocation for certain participants in the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works that is in addition to the supplemental basic Cornerstone allocation. None of the Company’s named executive officers is eligible to receive this additional Cornerstone allocation.

Footnote to columns (b) and (c) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table

The executive contributions listed in column (b) are reported as compensation in column (c) of the Summary Compensation Table.

The company contributions listed in column (c) are reported as compensation in column (i) of the Summary Compensation Table.

Footnote to column (d) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table

Participants in the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works may elect to have their account balances credited with notional earnings based on the performance of certain investment options made available to the participants under the plan. Participants may elect to change their investment elections at any time by contacting the Stanley Savings Center via telephone or Internet. During the plan year ended December 31, 2007, the accounts of the named executive officers under the plan were credited with earnings at the following rates, based on the investment options which they elected: the Stanley Stock Fund ( -3.27%); SSgA Stable Value Fund (4.35%); SSgA S&P 500 Index Fund (5.28%); SSgA U.S. Total Market Index Fund (5.35%); SSgA Foreign Equity Index Fund (11.18%); SSgA Bond Market Index Fund (6.73%); and SSgA U.S. Extended Market Index Fund (4.99%). The Company has not included any portion of the earnings listed in column (d) as compensation in the Summary Compensation Table.

Executive Officer Agreements

In February of 2004, Stanley entered into an employment agreement with Mr. Lundgren pursuant to which Mr. Lundgren agreed to serve as Stanley’s Chairman and Chief Executive Officer. While employed by Stanley, Mr. Lundgren will receive an annual base salary of at least $750,000, subject to review for increase annually. As of January 1, 2007, Mr. Lundgren’s annual base salary was $1,000,000. Mr. Lundgren is entitled to participate in the MICP with an annual target bonus opportunity equal to 100% of his annual base salary and with a maximum potential award equal to 200% of his annual base salary. Mr. Lundgren also is entitled to participate in all employee benefit plans as are generally made available to Stanley’s senior officers. Pursuant to the employment agreement, Mr. Lundgren received an initial stock option grant to purchase 250,000 shares of common stock. Twenty-five percent of the shares underlying the initial stock option grant vested on each of March 1, 2005, March 1, 2006, and March 1, 2007 and March 1, 2008. In addition, to replace stock appreciation rights and performance shares provided to Mr. Lundgren by his prior employer that would be forfeited as a result of his leaving said employer to take a position with Stanley, Mr. Lundgren was also granted 75,000 restricted stock units, 50% of which vested and were distributed to him on March 1, 2006 and 50% of which vested and were distributed to him on March 1, 2007.

Under his employment agreement, if Mr. Lundgren’s employment is terminated by Stanley without cause or if Mr. Lundgren terminates his employment as a result of a constructive termination of employment, the employment agreement provides that (i) any of the unvested initial stock options and restricted stock units will vest and, in the case of the restricted stock units, be distributed to Mr. Lundgren; (ii) Mr. Lundgren will receive monthly payments, for a period of twenty-four months following his termination of employment, equal to one-twelfth of the sum of his annual base salary and target annual bonus opportunity; (iii) Mr. Lundgren and his eligible dependents will receive up to twenty-four months of continued health and welfare benefits coverage; (iv) Mr. Lundgren will receive a pro-rata target annual bonus in respect of the year in which the termination of employment occurs; and (v) Mr. Lundgren will be subject to a twenty-four month non-competition and non-solicitation covenant.

As a condition to receiving the payments described above, other than the vesting of equity awards, Mr. Lundgren is required to execute a general release of claims. In addition, upon termination of his employment, Stanley will provide Mr. Lundgren with access to retiree medical coverage, at his cost, on the same terms and conditions as are generally made available to other Stanley retirees; provided, however, Stanley is not required to provide such access if Mr. Lundgren’s employment is terminated for cause. For a discussion of the retirement provisions of the employment agreement, see “CEO Make-Whole Retirement Arrangement” discussed on page 22. See the “Termination Provisions Summary” table on page 27 for information regarding payments which would have become payable to Mr. Lundgren under the terms of his employment agreement if his employment had terminated effective December 29, 2007.

In 2005, in connection with Stanley’s acquisition of Facom Tools, Stanley entered into an Employment Agreement with Mr. Thierry Paternot pursuant to which Mr. Paternot agreed to serve as President and Chief Executive Officer of Facom SAS and to lead and coordinate the commercial and marketing activities for Stanley in Europe. On July 1, 2007, Mr. Paternot’s agreement was amended to reflect that Mr. Paternot would transition out of his current position with Facom and Stanley Europe Tools by not later than June 30, 2008. Under the terms of the amended agreement and the related changes in his role with the Company, Mr. Paternot continued to receive an annual base salary of two hundred thirty thousand Euros (€230,000) and a travel allowance proportionate to the number of travel days abroad of one thousand Euros (€1,000) per day spent abroad, with the cumulative amount of the base salary and travel allowance capped at two hundred fifty thousand Euros (€250,000) per year. Effective September 1, 2007, however, Mr. Paternot no longer received remuneration of two hundred thousand Euro (€200,000) per year as a corporate officer of Facom. Mr. Paternot remained eligible for a maximum annual incentive bonus of seven hundred fifty Euros (€750,000) under the Company’s MICP for fiscal year 2007; but Mr. Paternot will not be eligible for any incentive bonus for the 2008 fiscal year. In addition, Mr. Paternot received an initial stock option grant to purchase 200,000 shares of our common stock and was granted 37,050 Restricted Shares on February 8, 2006, the first date after the Stanley’s acquisition of Facom

Tools on which these grants could be made pursuant to French law. Fifty percent of the stock options granted vested on February 8, 2007 and 25% vested on February 8, 2008. Pursuant to the terms of his amended employment agreement, Mr. Paternot has surrendered the remaining 25% of the stock options, which were scheduled to vest on February 8, 2009. The restricted share grant was designed to provide Mr. Paternot with a benefit similar to that provided to other senior executives under the Company’s 2006-2008 performance award program, with such modifications as were deemed necessary or advisable to meet French legal and tax requirements. Initially, the restricted shares were to vest only if (i) Mr. Paternot remained in Stanley’s employ until distributions are made under the Company’s 2006-2008 performance award program and (ii) if Mr. Paternot met established performance goals for the Facom and Stanley Europe Tools businesses. As a result of the changes to Mr. Paternot’s employment, two-thirds of the performance based restricted shares awarded in 2006 will vest if the performance criteria over the 2006-2008 period are met. In addition, such performance criteria for Mr. Paternot are now based on corporate performance goals consistent with our other named executive officers rather than the performance of the Company’s Facom Tools and European industrial tools business.

Termination and Change in Control Provisions

Stanley has adopted a separation pay policy applicable to executive officers and certain other members of management pursuant to which Stanley will provide separation pay upon a termination of employment that is permanent, involuntary, initiated by the Company through no fault of the affected employee, and is the direct result of a job elimination or combination with another position. The purpose of the policy is to help affected individuals transition to new employment without any loss in base compensation for a specified period. Pursuant to this policy, subject to adjustment, as required, to comply with the American Jobs Creation Act, a named executive officer who qualifies for separation pay under the policy would receive up to one year’s pay at his annual base salary at the date of termination, continued life, AD&D, medical, dental and vision insurance coverage through the end of the month in which he receives separation pay, provided he makes the necessary contributions, and would be allowed 180 days plus two calendar months to exercise any vested but unexercised stock options. Any employee who is at least 55 years of age and has at least 20 years of consecutive service with the Company at the time of termination also would be eligible to receive a special medical subsidy equal to 50% of normal COBRA costs for a maximum of 18 months. The separation pay policy would not apply to Messrs. Lundgren or Paternot, whose severance would be governed by the terms of their employment agreements as described at pages 24-25 above.

The Company’s 2006 Management Incentive Compensation Plan (“MICP”), its 1997 and 2001 Long Term Incentive Plans (the “1997 LTIP” and the “2001 LTIP” or, collectively, “LTIPs”), and change in control severance agreements with each of Messrs. Lundgren, Loree, Davis, McIlnay and other senior officers of the Company (“Change in Control Agreements”) include provisions for the acceleration of payments and/or other benefits upon the occurrence of a “Change in Control.”

A Change in Control under the MICP, the LTIPs and the Change in Control Agreements is generally deemed to have occurred in any of the following circumstances: (i) subject to certain exceptions, a person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of Stanley’s then outstanding securities; (ii) there is a change in the composition of the Board of Directors such that less than a majority of the members were elected, nominated or appointed by at least  2/3 of the incumbent directors; (iii) consummation of a merger or consolidation of Stanley or any direct or indirect subsidiary of Stanley with any other corporation or entity other than (a) a merger or consolidation where the voting securities of Stanley continue to represent at least 50% of the combined voting power of the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of Stanley in which no person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of Stanley’s then outstanding securities; or (iv) Stanley’s shareowners approve a plan of complete liquidation or dissolution of Stanley or there is consummated an agreement for the sale or disposition by Stanley of all or substantially all of its assets unless the shareowners of Stanley own at least 50% of the acquiring entity in substantially the same proportions as their ownership of Stanley immediately prior to such sale.

Unless otherwise determined by the Committee at the time of grant of an award, upon the occurrence of a Change in Control of Stanley, (i) participants under the MICP will be entitled to a pro rata portion of their award, assuming achievement at target and (ii) with respect to awards under the LTIPs, all options will become immediately exercisable in full and will remain outstanding for the remainder of their terms, all performance awards will become payable or distributable, pro rata, assuming achievement at target and all restrictions applicable to restricted stock and restricted stock units will immediately lapse.

Stanley entered into a Change of Control Severance agreement with Mr. Lundgren when he commenced employment on March 1, 2004, and with each of Messrs. Loree, Davis and McIlnay on May 9, 2003. The Form of Mr. Lundgren’s Change in Control Agreement is on file with the SEC as Exhibit C to the Agreement attached to Form 10-K for the year ended January 3, 2004 as Exhibit 10(xxiv). The Forms of Change in Control Agreements with Messrs. Loree, Davis and McIlnay are on file with the SEC as Exhibit 10(i) to the Quarterly Report on Form 10-Q/A for the quarter ended June 28, 2003.

These agreements provide for a two year term, subject to recurring one year extensions unless 90 days’ advance notice is given not to extend the term. In addition, if a Change in Control occurs during the term, the term of each such agreement will not expire earlier than two years from the date of the Change in Control. In order to receive benefits under these agreements, an executive officer must incur a qualifying termination of employment during the term of the agreement. A qualifying termination of employment will generally occur if the executive officer’s employment is actually or constructively terminated within two years following a Change in Control.

The agreements provide for the following upon a qualifying termination: (i) a lump sum cash payment equal to 3 times (for Messrs. Lundgren and Loree) or 2.5 times (for Messrs. Davis and McIlnay) annual base salary; (ii) a cash payment equal to 3 times (for Messrs. Lundgren and Loree) or 2.5 times (for Messrs. Davis and McIlnay) average annual bonus over the 3 years prior to termination; (iii) continuation of certain benefits and perquisites for 3 years (for Messrs. Lundgren and Loree) or 2.5 years (for Messrs. Davis and McIlnay) (or, if shorter, until similar benefits are provided by the executive officer’s new employer); (iv) a payment reflecting the actuarial value of an additional 3 years (for Messrs. Lundgren and Loree) or 2.5 years (for Messrs. Davis and McIlnay) of service credit for retirement pension accrual purposes under any defined benefit or defined contribution plans maintained by Stanley; and (v) outplacement services (with the cost to the Company capped at $50,000). The executive officers will also be entitled to receive additional payments to the extent necessary to compensate them for any excise taxes payable by them under the federal laws applicable to excess parachute payments.

Set forth at pages 27-31 are tables setting forth the dollar amounts that would have been payable at December 28, 2007 under the various termination scenarios applicable for each named executive officer. The figures set forth in the tables assume a stock price of $48.39, the closing price of Stanley stock on December 28, 2007.

TERMINATION PROVISIONS SUMMARY

John F. Lundgren

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	0	0	4,000,000	7,136,454	0	0	0
Pro-rata bonus for year of termination	0	0	1,700,000	1,700,000	1,700,000	1,700,000	0
SERP/Retirement Plan	4,328,730	4,328,730	4,328,730	6,046,279	4,328,730	1,847,340	4,328,730
Supplemental Account Value Plan contributions	0	0	0	863,955	0	0	0
Executive benefits & perquisites	0	0	0	89,250	0	0	0
Post-termination life insurance	0	0	92,846	139,269	0	0	0
Post-termination health & welfare	0	0	28,116	42,174	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross up	0	0	0	5,271,361	0	0	0
Vesting of stock options	0	0	587,813	890,250	890,250	890,250	0
Vesting of restricted stock	0	0	0	3,009,277	3,009,277	3,009,277	0
Vesting of performance shares	0	0	0	1,727,082	2,339,797	2,339,797	0

TERMINATION PROVISIONS SUMMARY

James M. Loree

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	0	0	580,000	3,450,838	0	0	0
Pro-rata bonus for year of termination	0	0	788,800	788,800	788,800	788,800	0
SERP/Retirement Plan	0	0	0	4,069,400	0	0	0
Supplemental Account Value Plan contributions	0	0	0	275,908	0	0	0
Executive benefits & perquisites	0	0	0	89,250	0	0	0
Post-termination life insurance	0	0	0	40,965	0	0	0
Post-termination health & welfare	0	0	11,410	45,388	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross up	0	0	0	3,917,060	0	0	0
Vesting of stock options	0	0	0	201,625	201,625	201,625	0
Vesting of restricted stock	0	0	0	1,360,969	1,360,969	1,360,969	0
Vesting of performance shares	0	0	0	884,111	1,184,419	1,184,419	0

TERMINATION PROVISIONS SUMMARY

Hubert W. Davis, Jr.

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	0	0	351,250	1,518,048	0	0	0
Pro-rata bonus for year of termination	0	0	346,800	346,800	346,800	346,800	0
SERP/Retirement Plan	0	0	0	0	0	0	0
Supplemental Account Value Plan contributions	0	0	0	179,034	0	0	0
Executive benefits & perquisites	0	0	0	69,375	0	0	0
Post-termination life insurance	70,838	70,838	70,838	70,838	70,838	0	70,838
Post-termination health & welfare	0	0	7,202	31,719	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross up	0	0	0	883,403	0	0	0
Vesting of stock options	0	0	0	40,325	40,325	40,325	0
Vesting of restricted stock	0	0	0	378,071	378,071	378,071	0
Vesting of performance shares	0	0	0	482,992	666,874	666,874	0

TERMINATION PROVISIONS SUMMARY

Donald R. McIlnay

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	0	0	415,000	1,624,196	0	0	0
Pro-rata bonus for year of termination	0	0	251,490	251,490	251,490	251,490	0
SERP/Retirement Plan	0	0	0	0	0	0	0
Supplemental Account Value Plan contributions	0	0	0	179,783	0	0	0
Executive benefits & perquisites	0	0	0	69,375	0	0	0
Post-termination life insurance	92,818	92,818	92,818	92,818	92,818	0	92,818
Post-termination health & welfare	0	0	7,202	31,499	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross up	0	0	0	996,851	0	0	0
Vesting of stock options	0	0	0	103,763	103,763	103,763	0
Vesting of restricted stock	0	0	0	408,315	408,315	408,315	0
Vesting of performance shares	0	0	0	365,387	498,169	498,169	0

TERMINATION PROVISIONS SUMMARY

Thierry Paternot

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	0	0	0	0	0	0	0
Pro-rata bonus for year of termination	0	0	788,386	788,386	788,386	788,386	0
SERP/Retirement Plan	0	0	0	0	0	0	0
Executive benefits & perquisites	0	0	0	0	0	0	0
Post-termination life insurance	0	0	0	0	0	0	0
Post-termination health & welfare	0	0	0	0	0	0	0
Outplacement	0	0	0	0	0	0	0
280G tax gross up	0	0	0	0	0	0	0
Vesting of stock options	0	0	3,500	0	0	0	0
Vesting of restricted stock	0	0	0	0	0	0	0
Vesting of performance shares	0	0	0	498,014	498,014	498,014	0

Footnotes to Termination Provision Summary Tables

The Company’s MICP provides that, upon an occurrence of a change in control, payments will be made on a pro rata basis assuming performance at target, as discussed above. The Company’s MICP provides that in the case of termination that is involuntary without cause or voluntary for good reason and termination in the event of disability, death or retirement, payments will be made on a pro rata basis based on actual performance.

As discussed above, under the terms of his agreement, if the Company terminates Mr. Lundgren’s agreement for any reason other than cause, death or disability, or Mr. Lundgren terminates his agreement without good reason, the Company will provide Mr. Lundgren and his eligible dependents with life, disability, health, and accident insurance at no additional cost to Mr. Lundgren until the earlier of 24 months from the date of termination or Mr. Lundgren’s employment by a new employer. Under the terms of Change in Control Severance Agreements between the Company and Messrs. Lundgren, Loree, McIlnay and Davis, these executives would be entitled to life, disability, health and accident insurance coverage for a period of 3 years (for Messrs. Lundgren and Loree) or 2.5 years (for Messrs. McIlnay and Davis) upon a termination without cause following a Change in Control. The estimated value of these benefits includes the product of the annual premiums paid by the Company for life, health and accident insurance coverage for these executives during 2007 multiplied by the appropriate period of time.

Due to their age and length of service, Messrs. Davis and McIlnay would be entitled to a lump sum final payment for life insurance upon termination of employment for any reason.

Executive Benefits and Perquisites include the current maximum annual allowance for each executive for financial planning services, the cost incurred by the Company for use of the car the executive is currently using, subject to the limits established by the Company as to the amount it will pay in any year, and an estimate of $2,000/per year as the cost of annual physicals.

The value attributable to the vesting of performance shares has been determined assuming performance at target for terminations following a change in control, consistent with the Award terms. For termination upon death or disability, the award provisions specify that distributions would be made, pro rata, at the time awards are otherwise distributed based on the Company’s actual performance for the performance period. It is not possible to project with any accuracy the distributions that would be made for the 2006-2008 and the 2007-2009 performance periods. The calculations with respect to distributions upon death or disability therefore are based on the awards that were distributed during the first quarter of 2008 for the 2005-2007 performance period and on performance at target for the 2006-2008 and the 2007-2009 performance periods.

Director Compensation

The Corporate Governance Committee is responsible for recommending compensation programs for our non-employee directors to our Board of Directors. In that connection, the Chairman of the Corporate Governance Committee annually collects market data regarding director compensation and reviews that data with the Committee. The Committee then considers whether, in light of that data, any changes in the amount or manner in which the Company compensates its independent directors is appropriate, and provides its recommendation to the full Board. The Company’s executive officers do not determine or recommend the amount or form of director compensation and the Corporate Governance Committee has not delegated its responsibility to recommend director compensation. See the discussion on page 5 under the heading “Compensation” for a description of the compensation provided to the non-employee directors of the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John G. Breen	85,000	95,063	0	0	0	0	180,063
Stillman B. Brown	85,000	95,063	0	0	0	0	180,063
Carlos M. Cardoso	14,835	0	0	0	0	0	14,835
Virgis W. Colbert	85,000	95,063	0	0	0	0	180,063
Robert B. Coutts	33,379	0	0	0	0	0	33,379
Emmanuel A. Kampouris	75,000	95,063	0	0	0	0	170,063
Eileen S. Kraus	85,000	95,063	0	0	0	0	180,063
Kathryn D. Wriston	75,000	95,063	0	0	0	0	170,063
Lawrence A. Zimmerman	75,000	97,636	0	0	0	0	172,636

Footnote to Columns (c) and (d) of Director Compensation Table:

The amounts set forth in column (c) and (d) reflect the dollar amount associated with all outstanding restricted stock unit and stock option awards recognized for financial statement reporting purposes for the fiscal year ended December 29, 2007 in accordance with FAS 123(R). With the exception of Messrs. Cardoso and Coutts, each director received a grant of 2,000 restricted share based grants which must be settled in cash with dividend equivalent rights on April 25, 2007. The grant date fair value of those awards was $120,300. Messrs. Cardoso and Coutts where not members of our Board of Directors at the time those awards were made.

Prior to 2004, the Company made grants of stock options to directors pursuant to the Company’s Stock Option Plan for Non-Employee Directors. That Plan expired in September 2004 and a Restricted Stock Unit Plan for Non-Employee Directors was adopted in April 2004. Commencing in 2004, directors have received restricted share based grants which must be settled in cash and have not received grants of stock options. The aggregate number of stock awards and the aggregate number of option awards outstanding at fiscal year end for each director is as follows:

Name	Aggregate Stock-Related Awards Outstanding (#)	Aggregate Option Awards Outstanding (#)
J. G. Breen	7,500	3,000
S. B. Brown	7,500	0
C. M. Cardoso	0	0
V. W. Colbert	7,500	2,318
R. B. Coutts	0	0
E. A. Kampouris	7,500	6,000
E. S. Kraus	7,500	15,500
K. D. Wriston	7,500	15,500
L. A. Zimmerman	4,000	0

ITEM 2—APPROVAL OF INDEPENDENT AUDITORS

Independent Auditors

The second item of business to be considered is the approval of independent auditors for the 2008 fiscal year. Subject to the action of the shareholders at the Annual Meeting, the Board of Directors, on recommendation of the Audit Committee, has appointed Ernst & Young LLP, certified public accountants (Ernst & Young), as the independent auditors to audit the financial statements of the Company for the current fiscal year. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other auditors for the subsequent year. Because it is difficult and not cost effective to make any change in independent auditors so far into the year, the appointment of Ernst & Young would probably be continued for 2008, unless the Audit Committee or the Board of Directors finds additional good reason for making an immediate change. Ernst & Young and predecessor firms have been the Company’s auditors for the last 64 years. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR approving Ernst & Young LLP as independent auditors for the year 2008.

Fees of Independent Auditors

General.    In addition to retaining Ernst & Young to audit the Company’s consolidated financial statements for 2007, the Company retained Ernst & Young and other accounting and consulting firms to provide advisory, auditing and consulting services in 2007. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members. Ernst & Young and management are required to periodically report to the full Audit Committee regarding the extent of services provided by Ernst & Young in accordance with the Committee’s policies. Less than 1% of the fees paid to Ernst & Young under the categories “audit-related,” “tax services,” and “other services” were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the Securities and Exchange Commission. All other such services were pre-approved by the Audit Committee. The aggregate fees billed to the Company by Ernst & Young for professional services in 2006 and 2007 were as follows:

Audit Fees.    The aggregate fees billed by Ernst & Young to the Company for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services rendered in connection with statutory audits for 2006 and 2007 were $5,549,000 and $6,281,000 respectively.

Audit Related Fees.    The aggregate fees billed by Ernst & Young to the Company in 2006 and 2007 for professional services rendered for assurance and related services that are reasonably related to the performance of the audit of the Company’s annual financial statements were $29,000 and $227,000 respectively. Audit related services generally include fees for audits of companies acquired and sold, pension audits, accounting related consultations, and filings with the Securities and Exchange Commission.

Tax Fees.    The aggregate fees billed by Ernst & Young to the Company in 2006 and 2007 for professional services rendered for tax compliance, tax advice and tax planning were $1,730,000 and $2,088,000 respectively. Tax services include domestic and foreign tax compliance and consulting.

All Other Fees.    There were no fees billed by Ernst & Young to the Company for services rendered by Ernst & Young, other than for audit services, audit related services and tax services in either 2006 or 2007.

ITEM 3—SHAREHOLDER PROPOSAL

The following proposal was submitted by a shareholder of the Company. The Company is not responsible for the contents of the proposal. Shareholdings of the proposing shareholder, as well as its name and address, will be supplied promptly upon oral or written request.

RESOLVED, that the shareholders of The Stanley Works (the “Company”) urge the Board of Directors to take the necessary steps to eliminate the classification of the Board of Directors of the Company and to require that all directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected.

Supporting Statement of Proposing Shareholder

We believe the election of directors is the most powerful way the Company’s shareholders influence the strategic direction of our company. Currently the Board is divided into three classes of three members each. Each class serves staggered three-year terms. Because of this structure, shareholders may only vote on roughly one third of the directors each year.

The staggered term structure of the Company’s Board is not in the best interests of shareholders because it reduces accountability and is an unnecessary anti-takeover device. Shareholders should have the opportunity to vote on the performance of the entire Board of Directors each year. We feel that such annual accountability serves to keep directors closely focused on the performance of top executives and on increasing shareholder value. Annual election of all directors give shareholders the power to either completely replace their board, or replace a majority of directors, if a situation arises which warrants such drastic action.

We do not believe de-staggering the Board of our Company will be destabilizing to our company or impact the continuity of director service. Our directors, like the directors of the overwhelming majority of other public companies, are routinely elected with over 95 percent shareholder approval, although the last two years a significant number of shareholders withheld votes for board members because shareholders requests for annual elections has not been implemented.

There are indications from studies that classified boards and other anti-takeover devices have an adverse impact on shareholder value. A 1991 study by Lilli Gordon of the Gordon Group and John Pound of Harvard University found that companies with restrictive corporate governance structures, including those with classified boards, are “significantly less likely to exhibit outstanding long-term performance relative to their industry peers.”

Statement of Board of Directors Recommending A Vote Against This Shareholder Proposal

The Board of Directors has given careful consideration to the shareholder proposal requiring that all members of the Board be elected annually. The Board takes the views of its shareholders seriously and recognizes that a significant number of shares that were voted supported a similar proposal presented at the Annual Meetings from 2004 through 2007. As a result, in connection with the Board’s consideration of this year’s proposal, management again consulted outside counsel, the Company’s investment bankers, and its proxy solicitors. The Board has determined after careful review that this proposal is not in the best interest of Stanley or our shareholders, and unanimously recommends that you vote against it.

Classified boards of directors are very common among large public corporations. According to the 2006 report by Institutional Shareholder Services, 45% of the companies in the S&P 500, 63% of the companies in the S&P MidCap 400, and 59% of the companies in the S&P SmallCap 600 have classified boards. Of the companies in Stanley’s Peer Group, The Black and Decker Corporation, Cooper Industries, Ltd., Danaher Corporation, Illinois Tool Works, Inc., Ingersoll-Rand Company Limited, Masco Corporation, Newell Rubbermaid Inc., Snap-On Incorporated, and The Sherwin-Williams Company, more than half have classified boards of directors.

Stanley currently has three classes of directors with members serving three-year terms. The directors are grouped into three classes approximately equal in number and serve staggered three-year terms. Thus, each year approximately one-third of the Board is up for election. This method of electing directors was adopted in 1983 by the affirmative vote of more than 75% of the outstanding shares of the Company.

The Board believes that the classified board has served the Company and its shareholders very well over the last twenty-four years and continues to be in the best interests of the shareholders. It provides continuity and stability of leadership to ensure that the majority of directors will always have prior experience as directors of Stanley. The Board believes that a classified board is best suited to maximize both short and long-term shareholder value. For instance, continuity on the Board is critical to developing, refining and executing our long-term strategic goals. The Board also believes that continuity provides directors with a historical perspective of Stanley’s business and products and enhances its ability to make fundamental decisions that are best for Stanley—decisions on strategic transactions, significant capital commitments, and careful deployment of financial and other resources.

It is also the Board’s opinion that electing directors to three-year terms, rather than one-year terms, enhances the independence of non-management directors. It permits them to act independently and on behalf of shareholders without worrying whether they will be re-nominated by the other members of the Board each year. The freedom to focus on the long-term interests of the Company instead of on the renomination process leads to greater independence and better governance.

In the Board’s estimation, these beliefs are supported by Stanley’s consistent strong performance over both the short-term and the long-term. Several of Stanley’s directors have served for more than one three-year term and, over that time, have gained experience with the Company’s businesses and products and helped to shape and develop its long-term strategic plan. Over the past five fiscal years, for example, Stanley’s net income has grown at an average rate of 13% annually, its stock price has grown approximately 7% and its per share quarterly dividends have increased greater than 19%. Over the past ten fiscal years, net income has grown at an average rate of 19% annually, stock price has been steady and quarterly dividends have increased greater than 55%. The Board believes that its collective experience, familiarity with the Company’s business and products has contributed substantially to this performance.

The Board believes that the classified board structure also enhances the Board’s ability to negotiate the best results for the shareholders in a takeover situation. Absent a classified board, a potential acquirer could gain control of Stanley by replacing a majority of the Board (if not the entire Board) with its own slate of nominees at a single annual meeting by a simple plurality of the votes cast, and without paying any premium to Stanley’s shareholders. With a classified board of directors, potential acquirers are forced to negotiate with the Board since at least two annual meetings would be required to effect a change in control of the Board. Therefore, this structure gives the Board the time and leverage necessary to negotiate on behalf of shareholders, to evaluate the adequacy and fairness of any takeover proposal, and to consider alternative methods of maximizing shareholder value. We believe this negotiating ability is very important to ensure that shareholder value is maximized in the short term.

The proponent of the proposal cites a 1991 study by Lilli Gordon and John Pound to support the assertion that classified boards have an adverse impact on shareholder value. Shareholders should be aware that the testing period for the data included in the study ended in 1989, over nineteen years ago. Shareholders should also be aware that other commentators, including Joseph A. Grundfest, in a Stanford Law Review article entitled “Just Vote No,” Lawrence A. Mitchell, in a Vanderbilt Law Review article entitled “A Critical Look at Corporate Governance,” and Bernard S. Black, in a UCLA Law Review article entitled “The Value of Institutional Investor Monitoring,” have noted that the study does not establish a causal relationship between governance structures, including classified boards, and company performance. Accordingly, the Board believes that shareholders should not rely on the study in determining how to vote on the proposal.

The Board of Directors does not believe that the benefits of the current classified board are achieved at the cost of a failure of accountability to shareholders. All directors are required by law to uphold their fiduciary responsibility to the Company’s shareholders regardless of their term of office. In addition, the corporate governance requirements under the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange rules increase significantly the Board’s responsibilities to shareholders.

Shareholders should be aware that this item is only a recommendation and would not automatically eliminate the classified Board.

Accordingly, the Board of Directors recommends a vote AGAINST this proposal.

VOTING INFORMATION

Only shareholders of record as of February 29, 2008 are entitled to vote

Stanley has only one class of shares outstanding. Only shareholders of record at the close of business on February 29, 2008, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the Annual Meeting. On the record date, 78,281,063 shares of common stock, $2.50 par value, were outstanding and entitled to vote. On all matters voted upon at the Annual Meeting and any adjournment or postponement thereof, the holders of the common stock vote together as a single class, with each record holder of common stock entitled to one vote per share.

A majority of the votes entitled to be cast on a matter must be represented for a vote to be taken

In order to have a quorum, a majority of the votes entitled to be cast on a matter must be represented in person or by proxy at the Annual Meeting. If a quorum is not present, a majority of shares that are represented may postpone the meeting.

Vote required for approval

As long as holders representing at least a majority of the outstanding shares of Stanley common stock outstanding as of February 29, 2008 are present at the Annual Meeting in person or by proxy, the proposal to appoint Ernst & Young LLP as independent auditors for the year 2008, and the shareholder proposal will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast against that proposal. Directors will be elected by a plurality of votes cast at the Annual Meeting, provided that a quorum is present.

Voting your shares registered in your name or held in “street name”

The Board of Directors of the Company is soliciting proxies from the shareholders of the Company. This will give you the opportunity to vote at the Annual Meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

Shareholders of record may vote by any one of the following methods:

(1)	CALL 1-800-652-8683 from the US or Canada (this call is toll free) to vote by telephone anytime up to 7:00 a.m. EST on April 23, 2008, and follow the simple instructions provided in the recorded message.

(2)	GO TO THE WEBSITE: www.investorvote.com to vote over the Internet anytime up to 7:00 a.m. EST on April 23, 2008, and follow the simple instructions provided on that site.

(3)	COMPLETE, SIGN, DATE AND MAIL your proxy card in the enclosed postage-prepaid envelope. Your proxy card must be received by Computershare Investor Services, LLC, Stanley’s transfer agent,

prior to the commencement of the Annual Meeting at 9:30 a.m. EST, on April 23, 2008, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by telephone or by the Internet, please do not return your proxy card.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

Voting your shares held in the Stanley Account Value (401(k)) Plan

If you hold shares in the Company through Stanley’s Account Value 401(k) Plan (the “401(k) Plan”), you can instruct the trustee (Citibank, N.A.) in a confidential manner, how to vote the shares allocated to you in the 401(k) Plan by one of the following three methods:

(1)	CALL 1-800-652-8683 from the US or Canada (this call is toll free) to vote by telephone anytime up to 7:00 a.m. EST on April 21, 2008, and follow the simple instructions provided in the recorded message.

(2)	GO TO THE WEBSITE: www.investorvote.com to vote over the Internet anytime up to 7:00 a.m. EST on April 21, 2008, and follow the simple instructions provided on that site.

(3)	MARK, SIGN, DATE AND MAIL your instruction card in the enclosed postage-prepaid envelope. Your instruction card must be received by Computershare Investor Services, LLC, Stanley’s transfer agent, no later than 7:00 a.m. EST on April 21, 2008, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the Annual Meeting. If you are voting by telephone or by the Internet, please do not return your instruction card. In addition, since only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares at the Annual Meeting.

Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from other participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. These voting provisions are subject to applicable law, which requires the trustee to act as a fiduciary for 401(k) Plan participants. Therefore, it is possible that the trustee may vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

If a participant in the 401(k) Plan has shares of common stock credited to his or her account and also owns other shares of common stock, he or she should receive separate proxy cards for shares credited to his or her account in the 401(k) Plan and any other shares that he or she owns. All such proxy cards should be completed, signed and returned to the transfer agent to register voting instructions for all shares owned by him or her or held for his or her benefit in the 401(k) Plan.

Changing your vote by revoking your proxy

If you have shares registered in your own name:

If you are a registered holder, there are three ways in which you may revoke your proxy and change your vote:

•

First, you may send a written notice to Stanley’s transfer agent, Computershare Investor Services, LLC at 7600 Grant Street, Burr Ridge, IL 60527-7275, stating that you would like to revoke your proxy. This notice must be received prior to commencement of the Annual Meeting at 9:30 a.m. on April 23, 2008.

•

Second, you may complete and submit a new later-dated proxy by any of the three methods described above under “Voting your shares registered in your name or held in ‘street name.’” The latest dated proxy actually received by Stanley in accordance with the instructions for voting set forth in this proxy statement prior to the Annual Meeting will be the one that is counted, and all earlier proxies will be revoked.

•	Third, you may attend the Annual Meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.

If a broker holds your shares in “street name”:

If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy with respect to those shares.

If you are a 401(k) Plan holder:

There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:

•

First, you may send a written notice to Stanley’s transfer agent, Computershare Investor Services, LLC at 7600 Grant Street, Burr Ridge, IL 60527-7275, stating that you would like to revoke your instructions to Citibank, N.A., the trustee for the 401(k) Plan. This written notice must be received no later than 7:00 a.m. EST on April 21, 2008, in order to revoke your prior instructions.

•

Second, you may submit new voting instructions under any one of the three methods described above under “Voting your shares held in the Stanley Account Value (401(k)) Plan.” The latest dated instructions actually received by Citibank, N.A., the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this proxy statement, will be the ones that are counted, and all earlier instructions will be revoked.

How proxies are counted

Shares of the common stock represented by proxies received by the Company (whether through the return of the enclosed proxy card, telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted “FOR” the election of all nominees for the Board of Directors, “FOR” the ratification of the appointment of Ernst & Young LLP as auditors of the Company’s financial statements for the year ending December 29, 2008, and “AGAINST” the shareholder proposal urging the Board of Directors to take the necessary steps to require that all members of the Board of Directors be elected annually.

A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Annual Meeting.

A properly executed proxy marked ABSTAIN will not be voted. However, it may be counted to determine whether there is a quorum present at the Annual Meeting.

If the shares you own are held in “street name” by a broker or other nominee entity, your broker or other nominee entity, as the record holder of your shares, is required to vote your shares according to your instructions. Under the New York Stock Exchange rules, certain proposals, such as the election of directors and the ratification of the appointment of the Company’s independent auditors, are considered “routine” matters and brokers and other nominee entities generally may vote on such matters on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” matters, such as the shareholder proposals set forth in Item 3, brokers and other nominee entities may not vote on such matters unless they have received voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker or other nominee entity does not vote on a particular proposal because it does not have authority under the New York Stock Exchange rules to vote on that particular proposal without receiving voting instructions from the beneficial owner.

Broker non-votes will not be counted with respect to the matters to be acted upon but will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

If you hold shares in the Company through the Stanley Account Value (401(k)) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from other participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. These voting provisions are subject to applicable law, which requires the trustee to act as a fiduciary for 401(k) Plan participants. Therefore, it is possible that the trustee may vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above under the heading “Voting your shares held in the Stanley Account Value (401(k)) Plan.”

Confidential voting

It is Stanley’s policy that all proxies, ballots and tabulations of shareholders who check the box indicated for confidential voting be kept confidential, except where mandated by law and other limited circumstances.

For participants in the 401(k) Plan, your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential. You do not need to request confidential treatment in order to maintain the confidentiality of your vote.

Solicitation of Proxies

Your proxy is solicited on behalf of the Board of Directors. The Company will pay all of the expenses of the solicitation. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefore. Stanley has retained D.F. King & Co. to aid in the solicitation of proxies; Stanley expects the additional expense of D.F. King’s assistance to be approximately $11,500.00. Stanley also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. Stanley will, upon request, reimburse these institutions for their reasonable expenses in sending proxies and proxy material to beneficial owners. A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission for its latest fiscal year is available without charge to shareholders at the Company’s website at www.stanleyworks.com or upon written request to The Stanley Works, 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Shareholder proposals for the 2009 Annual Meeting

Shareholder proposals, submitted pursuant to Rule 14a-8 of the Exchange Act, intended to be presented at the Company’s 2009 Annual Meeting must be received by the Secretary not later than November 25, 2008 for inclusion in the proxy statement and form of proxy relating to such meeting. A shareholder who otherwise intends to present business at the Company’s 2009 Annual Meeting must comply with the Company’s bylaws, which state, among other things, that to properly bring business before an annual meeting, a shareholder must give notice to the Secretary in proper written form not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the proxy statement was first mailed relating to the immediately preceding Annual Meeting of shareholders. Thus, a notice of a shareholder proposal for the 2009 Annual Meeting, submitted other than pursuant to Rule 14a-8, will not be timely if received by the Secretary before November 25, 2008 or after December 26, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Through inadvertence, the transfer of 13,687 shares from Donald R. McIlnay to a related trust in April 2007 was reported approximately 6 days late on May 1, 2007. Through inadvertence, the sale of 10,021 shares by Mark J. Mathieu was reported approximately 13 days late on May 9, 2007. Through inadvertence, the exercise of options to purchase 10,122 shares and the sale of those underlying shares by Jeffrey D. Ansell on November 14, 2006 was reported 6 months late on May 4, 2007.

Questions

If you have questions about this proxy solicitation or voting, please call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 659-6590 or write to them at 48 Wall Street, New York, New York, 10005, or write to us at Office of the Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

For the Board of Directors

BRUCE H. BEATT

Secretary

Directions to the Annual Meeting of Shareholders of The Stanley Works

THE STANLEY CENTER FOR LEARNING AND INNOVATION

1000 Stanley Drive

New Britain, Connecticut 06053

FROM NEW YORK STATE, DANBURY,

WATERBURY VIA I-84 EAST:

Exit #37 (Fienemann Road).

Right at stop light at end of ramp.

Right at first stop light onto Slater Road.

Approximately 1 mile to entrance for Mountain

View Corporate Park (Stanley Drive). Right into

entrance, follow driveway to The Stanley Works.

FROM MASSACHUSETTS OR BRADLEY

AIRPORT VIA I-91 SOUTH TO I-84 WEST:

Exit #37 (Fienemann Road).

Right at stop light at end of ramp.

Right at second stop light onto Slater Road.

Approximately 1 mile to entrance for Mountain

View Corporate Park (Stanley Drive). Right into

entrance, follow driveway to The Stanley Works.

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Validation details in title bar below.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting 401(k) Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, and AGAINST Proposal 3.

I hereby instruct Citibank, N.A., as trustee of the Stanley Account Value (401(k)) Plan, to vote the shares allocated to my account under that Plan as follows:

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold
01 - Carlos M. Cardoso	☐	☐	02 - Robert B. Coutts	☐	☐	03 - Marianne Miller Parrs	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To approve Ernst & Young LLP as independent auditors for the year 2008.	☐	☐	☐	3. To vote on a shareholder proposal urging the Board of Directors to take the necessary steps to require that all members of the Board of Directors be elected annually.	☐	☐	☐
Confidentiality-your instructions to the trustee on how to vote the shares allocated to you under the (401(k)) Plan will be kept confidential.

B Non-Voting Items

Change of Address — Please print your new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign

Please sign exactly as name(s) appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. If signer is a partnership, please sign in partnership name by authorized person. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

Electronic Voting Instructions

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED IN THE TITLE BAR IN THE FRONT OF THIS PROXY CARD.

Proxies submitted by the Internet or telephone must be received by 7:00 a.m., Eastern Time, on April 21, 2008.

Vote by Internet

•	Log on to the Internet and go to www.investorvote.com

•	Follow the steps outlined on the secured website.

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

If you vote by telephone or the Internet, please do NOT mail back this proxy card.

Proxies submitted by mail must be received by 7:00 a.m., Eastern Time, on April 21, 2008.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – The Stanley Works

Proxy for Annual Meeting of Shareholders

April 23, 2008

Solicited on behalf of the Board of Directors

This constitutes your instruction to Citibank, N.A. as trustee under the Stanley Account Value (401(k)) Plan to vote all shares of common stock of The Stanley Works held in the plan for which you may give voting instructions at the annual meeting of shareholders to be held at The Stanley Center for Learning & Innovation, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 23, 2008 at 9:30 a.m. and any adjournments or postponements thereof, as specified on the reverse side hereof. You hereby revoke any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED BY THE TRUSTEE OF THE STANLEY ACCOUNT VALUE (401(k)) PLAN IN PROPORTION TO ALLOCATED SHARES IN SUCH PLAN FOR WHICH INSTRUCTIONS ARE RECEIVED, SUBJECT TO APPLICABLE LAW. SEE “VOTING INFORMATION-VOTING YOUR SHARES HELD IN THE STANLEY ACCOUNT VALUE (401(k)) PLAN” IN THE PROXY STATEMENT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 23, 2008: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE BY CLICKING ON “SEC FILINGS” UNDER THE INVESTOR SECTION OF THE COMPANY’S WEBSITE (www.stanleyworks.com).

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Validation details in title bar below.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, and AGAINST Proposal 3.

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold
01 - Carlos M. Cardoso	☐	☐	02 - Robert B. Coutts	☐	☐	03 - Marianne Miller Parrs	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To approve Ernst & Young LLP as independent auditors for the year 2008.	☐	☐	☐	3. To vote on a shareholder proposal urging the Board of Directors to take the necessary steps to require that all members of the Board of Directors be elected annually.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Confidential Voting- Mark box at right if you wish this vote to remain confidential.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign

Please sign exactly as name(s) appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. If signer is a partnership, please sign in partnership name by authorized person. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

Electronic Voting Instructions

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED IN THE TITLE BAR IN THE FRONT OF THIS PROXY CARD.

Proxies submitted by the Internet or telephone must be received by 7:00 a.m., Eastern Time, on April 23, 2008.

Vote by Internet

•	Log on to the Internet and go to www.investorvote.com

•	Follow the steps outlined on the secured website.

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

If you vote by telephone or the Internet, please do NOT mail back this proxy card.

Proxies submitted by mail must be received by 9:30 a.m., Eastern Time, on April 23, 2008.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – The Stanley Works

Proxy for Annual Meeting of Shareholders

April 23, 2008

Solicited on behalf of the Board of Directors

The shareholder(s) of The Stanley Works appoint(s) John G. Breen, Eileen S. Kraus, and John F. Lundgren or any of them, proxies, each with full power of substitution, to vote all shares of common stock of The Stanley Works held of record in the name(s) of the undersigned at the annual meeting of shareholders to be held at The Stanley Center for Learning & Innovation, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 23, 2008 at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 and 2 AND AGAINST ITEM 3 LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 23, 2008: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE BY CLICKING ON “SEC FILINGS” UNDER THE INVESTOR SECTION OF THE COMPANY’S WEBSITE (www.stanleyworks.com).